                                                                   Exhibit 10.11


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                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                       DOCTORS HOSPITAL - WENTZVILLE, L.P.

                                    AS SELLER


                                       AND


                             NAHC OF MISSOURI, INC.
                                    AS BUYER





================================================================================

                                TABLE OF CONTENTS

ARTICLE I.            PURCHASE AND SALE...........................................................................2
         1.1          Purchase and Sale...........................................................................2
         1.2          Excluded Assets.............................................................................4
         1.3          Assumed Contracts, Leases and Liabilities...................................................4
         1.4          Excluded Liabilities........................................................................5
         1.5          Additional Real Estate......................................................................6

ARTICLE II.           ACCOUNTS RECEIVABLE.........................................................................7
         2.1          Seller's Accounts Receivable................................................................7

ARTICLE III.          PURCHASE PRICE..............................................................................7
         3.1          Purchase Price..............................................................................7
         3.2          [Omitted]...................................................................................8
         3.3          Closing Statements..........................................................................8
         3.4          Allocation of Purchase Price. ..............................................................9

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES OF SELLER....................................................9
         4.1          Organization, Qualification and Authority...................................................9
         4.2          Absence of Default.........................................................................10
         4.3          Financial Statements.......................................................................10
         4.4          Operations Since December 31, 1995.........................................................11
         4.5          Taxes......................................................................................12
         4.6          Employment.................................................................................12
         4.7          Licenses and Permits.......................................................................13
         4.8          JCAHO and Accreditations...................................................................14
         4.9          Medicare, Medicaid, and Other Third Party Payors...........................................14
         4.10         Peer Review................................................................................15
         4.11         Compliance with Zoning, Land Use and Other Laws............................................15
         4.12         Easements, etc.............................................................................15
         4.13         Title to Assets............................................................................16
         4.14         Leases and Contracts.......................................................................17
         4.15         Environmental Matters......................................................................18
         4.16         Miscellaneous Representations Relating to Real Estate......................................21
         4.17         Conditions of Assets.......................................................................22
         4.18         Capital Expenditure and Construction.......................................................23
         4.19         Future Construction........................................................................23
         4.20         Litigation.................................................................................23
         4.21         Seller's Employees.........................................................................24
         4.22         Labor Relations............................................................................25
         4.23         Insurance..................................................................................25
         4.24         Broker's or Finder's Fee...................................................................25
         4.25         Medical Staff..............................................................................25




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
         4.26         Conflicts of Interest......................................................................26
         4.27         Hill-Burton and Other Liens................................................................26
         4.28         Experimental Procedures....................................................................26
         4.29         Intellectual Property; Computer Software...................................................26
         4.30         Inventories................................................................................27
         4.31         Motor Vehicles.............................................................................27
         4.32         Employee Benefit Plans.....................................................................27
         4.33         Compliance with Laws.......................................................................28
         4.34         No Omissions or Misstatements..............................................................29
         4.35         [Omitted.].................................................................................29
         4.36         Auxiliary..................................................................................29

ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF BUYER....................................................29
         5.1          Organization, Qualification and Authority..................................................30
         5.2          Absence of Default.........................................................................30

ARTICLE VI.           COVENANTS OF PARTIES.......................................................................30
         6.1          Preservation of Business and Assets........................................................30
         6.2          Absence of Material Change.................................................................31
         6.3          Access to Books and Records................................................................31
         6.4          Consents...................................................................................32
         6.5          Risk of Loss...............................................................................32
         6.6          Condemnation...............................................................................33
         6.7          Good Faith.................................................................................33
         6.8          Preserve Accuracy of Representations and Warranties........................................33
         6.9          Maintain Books and Accounting Practices....................................................33
         6.10         Indebtedness; Liens........................................................................34
         6.11         Compliance with Laws and Regulatory Consents...............................................34
         6.12         No Merger or Consolidation.................................................................34
         6.13         Maintain Insurance Coverage................................................................34
         6.14         Medicare and Medicaid Reporting............................................................35
         6.15         [Omitted.].................................................................................35
         6.16         Performance................................................................................35
         6.17         WARN Act...................................................................................35
         6.18         Termination of Employee Plans..............................................................35
         6.19         Power to Endorse Checks....................................................................36
         6.20         Status of Partnership......................................................................36
         6.21         Removal of Tank............................................................................36
         6.22         Accounting Adjustments.....................................................................37

ARTICLE VII.          TITLE AND SURVEY...........................................................................37
         7.1          Title Report and Policy....................................................................37
         7.2          Survey.....................................................................................37
         7.3          U.C.C.  Searches...........................................................................38
         7.4          Defects and Cure...........................................................................38





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



ARTICLE VIII.         CLOSING....................................................................................38
         8.1          Closing....................................................................................38
         8.2          Termination................................................................................39

ARTICLE IX.           SELLER'S CONDITIONS TO CLOSE...............................................................40
         9.1          Representations and Warranties True at Closing; Compliance with Agreement..................40
         9.2          Regulatory Approvals.......................................................................40
         9.3          No Action/Proceeding.......................................................................40
         9.4          Compliance with Article XII................................................................40
         9.5          Approval by Counsel........................................................................40
         9.6          Order Prohibiting Transaction..............................................................40

ARTICLE X.            BUYER'S CONDITIONS TO CLOSE................................................................41
         10.1         Representations and Warranties True at Closing; Compliance with Agreement..................41
         10.2         No Loss, Damage or Destruction.............................................................41
         10.3         No Material Adverse Change.................................................................41
         10.4         Regulatory Approvals.......................................................................41
         10.5         No Action/Proceeding.......................................................................41
         10.6         Compliance with Articles VII and XI........................................................41
         10.7         Inspection of Assets.......................................................................42
         10.8         Approval by Counsel........................................................................42
         10.9         Order Prohibiting Transaction..............................................................42
         10.10        Repayment of Loans.........................................................................42
         10.11        Consents...................................................................................42
         10.12        Tail Insurance.............................................................................42

ARTICLE XI.           OBLIGATIONS OF SELLER AT CLOSING...........................................................42
         11.1         Documents Relating to Title................................................................42
         11.2         Possession.................................................................................43
         11.3         Opinion of Seller's Counsel................................................................43
         11.4         Good Standing and Resolutions..............................................................43
         11.5         Closing Certificate........................................................................44
         11.6         Third Party Consents.......................................................................44
         11.7         Taxes and Other Payments...................................................................44
         11.8         Releases and Other Matters.................................................................45
         11.9         Notice to Third Party Payors...............................................................45
         11.10        Additionally Requested Documents; Post Closing Assistance..................................45






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
ARTICLE XII.          OBLIGATIONS OF BUYER AT CLOSING............................................................45
         12.1         Purchase Price.............................................................................45
         12.2         Corporate Good Standing and Certified Board Resolutions....................................45
         12.3         Opinion of Buyer's Counsel.................................................................45
         12.4         Assumption of Liabilities..................................................................45
         12.5         Closing Certificate........................................................................46
         12.6         Seller's Employees.........................................................................46
         12.7         [Omitted]..................................................................................46
         12.8         Bailey Consulting Agreement................................................................46

ARTICLE XIII.         SURVIVAL OF PROVISIONS AND INDEMNIFICATION.................................................46
         13.1         Survival...................................................................................46
         13.2         Indemnification by Seller..................................................................46
         13.3         Indemnification by Buyer...................................................................47
         13.4         Procedure for Indemnification..............................................................47
         13.5         Assignment by Buyer.  .....................................................................49

ARTICLE XIV.          PRESERVATION OF HOSPITAL BUSINESSES AND NONCOMPETE RESTRICTIONS............................49
         14.1         Covenant Not to Compete....................................................................49
         14.2         Enforceability.............................................................................50

ARTICLE XV.           MISCELLANEOUS..............................................................................50
         15.1         Assignment.................................................................................50
         15.2         Other Expenses.............................................................................50
         15.3         Notices....................................................................................50
         15.4         Controlling Law............................................................................51
         15.5         Headings...................................................................................51
         15.6         Benefit....................................................................................51
         15.7         Partial Invalidity.........................................................................52
         15.8         Waiver.....................................................................................52
         15.9         Counterparts...............................................................................52
         15.10        Interpretation.............................................................................52
         15.11        Entire Agreement...........................................................................52
         15.12        Further Assurance of Seller After Closing..................................................52
         15.13        Legal Fees and Costs.......................................................................52
         15.14        Exclusivity................................................................................53





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                                  EXHIBIT INDEX

Exhibit No.           Exhibit Matter
-----------           --------------

1.1(1)                Real Estate
1.1(2)                Equipment and Furnishings
1.3                   Assumed Liabilities
3.1(6)                Escrow Agreement
3.4                   Purchase Price Allocation
4.1                   Subsidiaries, Affiliates and Predecessors
4.2                   Absence of Default; Consents
4.3                   Financial Statements
4.4                   Operations since December 31, 1995
4.6                   Employment Matters
4.7(1)                Licenses and Permits
4.7(2)                Certificates of Need
4.8                   JCAHO and Accreditations
4.8(4)                Notice of Termination
4.9                   Program Agreements
4.9(2)                Statement of Deficiencies and Plan of Correction (Form HCFA-2567)
4.9(6)                Violation of Fraud and Abuse or Self Referral Laws
4.10                  Peer Review Memorandum of Understanding
4.11                  Exceptions to Zoning, Land Use and Other Laws
4.13(2)               Permitted Exceptions
4.13(3)               Transferred Assets
4.13(4)               Tradenames and Fictitious Names
4.13(5)               Addresses for Accounts Receivable
4.14                  Leases and Contracts
4.15                  Hazardous Materials
4.16(5)               Non-reflected Assets
4.17                  Conditions of Assets
4.18                  Construction
4.19                  Future Construction
4.20                  Litigation
4.21(a)               Employees, Fringe Benefits and Personnel Policies
4.21(b)               Terminated Employees
4.23                  Insurance
4.26                  Conflicts of Interest
4.29                  Intellectual Property
4.32                  Employee Benefit Plans
4.32(2)               Employee Benefit Plans - Prohibited Transactions
4.32(3)               Employee Benefit Plans - Noncompliance
4.32(4)               Employee Benefit Plan Obligations being assumed by Buyer
11.6(3)               Estoppel and attornment letters from tenants
11.9                  Notice to Third Party Payors
12.8                  Bailey Consulting Agreement




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



                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, is made the 31st day of July, 1996, by and between DOCTORS HOSPITAL - WENTZVILLE, L.P., a limited partnership ("SELLER"), Jack B. Bailey who is a shareholder and director of the corporate general partner of Seller (the "GUARANTOR"), and NAHC OF MISSOURI, INC., a Tennessee corporation ("BUYER").

                                R E C I T A L S:

         A. Seller owns and operates Doctors Hospital - Wentzville, Missouri, located on approximately 45.28 acres of land at 500 Medical Drive, Wentzville, Missouri, including a hospital comprised of 94 licensed beds (51 medical/surgical, 27 skilled care, 8 ICU/CCU and 8 OB) and other hospital related businesses and programs (the "HOSPITAL"); and

         B. Seller owns and operates the following additional properties and businesses in and around Wentzville, Missouri associated with the Hospital:

                  (i) A home health agency known as Doctors Hospital Home Health Agency; a skilled nursing unit known as Doctors Hospital Skilled Nursing Unit; an occupational health network known as Occ-Net Occupational Network Unit; a hernia institute known as The Hernia Institute at Doctors Hospital; and Midwest Bariatric Center;

                  (ii) A two-story Medical Office Building ("MOB") adjacent to the Hospital located at 600 Medical Drive, Wentzville, Missouri, and known as the Doctors Hospital - Wentzville Medical Office Building;

                  (iii) lease of approximately 1,500 square feet of offices at The Plaza, Number 16 The Plaza, Troy, Linden County, Missouri and subleases of such offices to physicians and other healthcare professionals;

                  (iv) lease of approximately 5,000 square feet offices at Warrenton Family Medicine Building, 511 Ashland, Warrenton, Warren County, Missouri and subleases of such offices for physicians and other healthcare professionals;

The properties, operations and facilities described in paragraph B of these Recitals are referred to as the "RELATED ASSETS".

         C. Except for the Excluded Assets described in Section 1.2, Seller desires to sell and transfer to Buyer or its designee the Hospital, the Related Assets and the Assets (as defined in Section 1.1), and Buyer or its designee desires to purchase the same from Seller, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions contained in this Agreement, acknowledged by each of the undersigned, the undersigned agree as follows:

                          ARTICLE I. PURCHASE AND SALE

         1.1 Purchase and Sale. Except for the Excluded Assets described, Seller agrees to sell, transfer, assign, convey and deliver to Buyer (or Buyer's designee) and Buyer (or Buyer's designee) shall purchase from Seller all right, title and interest in all of the following assets (collectively, the "ASSETS"):

                  (1) Good and marketable fee simple (or leasehold with respect to items noted as such on Exhibit 1.1(1), as the case may be), right, title and interest in the Hospital and the Related Assets, as described in Exhibit 1.1(1); including, without limitation, all interests in real property, including leaseholds, easements and improvements thereon, plants, fixed assets, buildings, structures, fixtures (including fixed machinery and fixed equipment) situated thereon or forming a part thereof and all appurtenances, easements, rights-of-way and air, mineral or other rights related thereto (collectively, the "REAL ESTATE");

                  (2) All tangible business and personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor which are either owned by Seller or used or maintained or operated by Seller in connection with the Hospital and Related Assets, wherever located, including but not limited to the items listed on Exhibit 1.1(2) (collectively, the "EQUIPMENT AND FURNISHINGS");

                  (3) All inventory of goods and supplies used or maintained in connection with or located in the Hospital and Related Assets, including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies (collectively, the "INVENTORY");

                  (4) All Seller's patient accounts, notes and other receivables, including those from third party payors (exclusive of receivables from Medicare prior year cost reports and the Medicare terminating cost report), whether or not written off (collectively, the "RECEIVABLES");

                  (5) All patient, medical, personnel, clinical and other records of the Hospital and Related Assets (including both hard and microfiche copies), and all manuals, books and records used in operating the Hospital and Related Assets, including personnel policies and manuals, and computer software;





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



                  (6) To the extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises, and all applications therefor, necessary to construct, operate and conduct the business of the Hospital and Related Assets, together with assignments thereof, if required, and all waivers which Seller currently has, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

                  (7) All plans and surveys, including "as-built" plans, all plats, specifications, engineers' drawings, and architectural renderings and similar items relating to the Assets, in Seller's possession or obtainable by Seller (without unreasonable cost and if it is unreasonable, Seller will provide notice to Buyer prior to Closing), and further including, without limitation, those relating to utilities, easements and roads;

                  (8) All goodwill associated with the Hospital and Related Assets and other intangible assets including, but not limited to, the exclusive rights to use the name "Doctors Hospital - Wentzville" and the other trade names listed on Exhibit 4.13(4) and logos, and, to the extent assignable by Seller, all telephone numbers, all warranties (express or implied) and rights and claims assertable by (but not against Seller) related to the operation of the Hospital and Related Assets, and all telephone and facsimile numbers as currently used in the operation of the Hospital and Related Assets;

                  (9) All prepaid assets;

                  (10) Seller's contract and leasehold rights and interests pursuant to contracts for purchase or lease of real and personal property, rights of first refusal, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished at or to the Hospital and the other facilities constituting the Related Assets which Buyer in its discretion will assume the future performance after Closing pursuant to Section 1.3;

                  (11) All assets reflected on the Financial Statements, as defined in Section 4.3(1), and any additions thereto up through the Closing less deletions therefrom sold or consumed in the ordinary course of business;

                  (12) Seller's interest in all property used in connection with or for the benefit of the Hospital or Related Assets, other than Excluded Assets, whether real, personal or mixed, tangible or intangible, arising or acquired after the date of this Agreement and prior to Closing;

                  (13) All insurance proceeds (including applicable deductibles, co-payments or self insured requirements) arising in connection with damage to the Assets occurring before or after the date of this Agreement and prior to Closing, to the extent not expended for the repair and restoration of the Assets;





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



                  (14) Any claims of Seller against third parties relating to the Assets, choate or inchoate, known or unknown, contingent or otherwise;

                  (15) All security or other deposits and prepayments made by tenants of Seller pursuant to leases or subleases; and

                  (16) All of Seller's rights of first refusal or any other options, including but not limited to those described in Exhibit 4.1 relating to the Related Assets.

                  (17) All other property, other than Excluded Assets, of every kind, character or description owned by Seller and used or held for use in the business of the Hospital or the Related Assets, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above, and all other businesses and ventures directly or indirectly owned by Seller in connection with the operations of the Hospital or the Related Assets;

         1.2 Excluded Assets. Seller is not selling and Buyer is not purchasing or assuming obligations with respect to the following (collectively, the "EXCLUDED ASSETS"):

                  (1) Seller's balances at Closing in cash and cash equivalents, to the extent needed to cover checks written in 1996 which are outstanding checks or cash deducted from the Purchase Price.

                  (2) Assets in the gift shop which are owned by the hospital auxiliary, which Seller represents to be an unincorporated non-profit association (exclusive of furniture and fixtures, which are included in the Assets).

                  (3) Receivables from Medicare prior years cost reports and the Medicare terminating cost report.

         All tangible Excluded Assets shall be removed from the Assets by Seller prior to Closing without damage or defacement to the Assets.

         1.3 Assumed Contracts, Leases and Liabilities. At Closing, Buyer will assume and agree to pay or perform, at Buyer's option, as the case may be, all of the following (collectively, the "ASSUMED LIABILITIES"):

                  (1) All obligations accruing after Closing with respect to those contracts, purchase orders and leases which are described on Exhibit 1.3 hereto;

                  (2) All accrued compensation, vacation time, paid time off ("PTO") and build up of sick leave, together with all related taxes, for Seller's employees who become employees of Buyer, which time accrued prior to Closing; provided, however, that Buyer's performance will extend only to granting a credit under Buyer's fringe benefit policies equivalent to any accrued vacation, PTO and sick leave buildup that such employees have accrued under the Seller's fringe benefit policies; and, provided, however, that Buyer shall assume the same only to the extent that the same is included in current liabilities as described in Section 1.3(4);

                  (3) All amounts payable under the Medicaid Programs applicable to cost reports filed for services rendered through the Closing including any amount payable or if any gain or loss occurs as a result of the sale of the Hospital or Related Assets pursuant to this Agreement;

                  (4) Seller's Accounts Payable (exclusive of amounts owed to Missouri Baptist and its affiliates; and items identified as not being assumed under Exhibit 1.3) and Accrued Expenses as of July 31, 1996 as determined in accordance with generally accepted accounting principles, consistently applied.

         1.4 Excluded Liabilities. The obligations for which Seller shall remain responsible shall include (and the following are not Assumed Liabilities) (collectively, the "EXCLUDED LIABILITIES"):

                  (1) All obligations pursuant to or related to the following:
(i) all obligations, including, but not limited to, any note, security therefor and obligations under any lease between Seller and Missouri Baptist Hospital of Wentzville or its affiliates, including BJC Healthcare System; (ii) all obligations, including, but not limited to, any note, security therefor and obligations under any line of credit between Seller and First of America - Illinois, N.A. and its affiliates (the amounts due Missouri Baptist Medical Center, BJC Healthcare System, First of America Bank - Illinois, N.A. and any affiliates are collectively referred to as the "LOANS");

                  (2) Obligations or liabilities to any donor with respect to any and all gifts, devises, bequeaths or donations in any way related to the Hospital or Related Assets;

                  (3) Except for Assumed Liabilities, liabilities, indebtedness, commitments or obligations and responsibilities of any kind whatsoever of Seller (and any predecessor operator of the Hospital) arising from its operations (including malpractice claims or suits and scheduled or unscheduled liabilities of any kind whatsoever) relating to the time through Closing, or from the operations or existence of any trust or foundation;

                  (4) Liabilities or obligations with respect to the ownership or operation of any assets owned or operated by Seller other than the Assets;

                  (5) Liabilities and obligations arising from or relating to the Excluded Assets;

                  (6) The assets and liabilities of all employee benefit plans except with respect to the vacation, holidays and personal days to the extent included in Section 1.3(4);

                  (7) Seller will be responsible for paying all current liabilities up to and through Closing except those which are included in Section 1.3(4);

                  (8) All liabilities and commitments relating to the time periods prior to and including Closing for all of the following: suits, claims, indemnities, mortgages, contingent liabilities and other obligations of Seller (including, without limitation, malpractice claims or suits and other forms of liability for acts and omissions or events whether scheduled or unscheduled); any and all investment tax credit recapture; all impositions of income tax and other taxes; Hill-Burton liabilities; violation or liabilities under environmental laws; except pursuant to Section 1.3(2) and 6.18 all employee (and former employee) wages, salaries and benefits including, without limitation, ERISA, and COBRA liabilities and obligations, and all obligations to give notice of and to provide continuation health care coverage for employees, former employees, and their dependents or any qualified beneficiary of such employees in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (hereinafter referred to as "COBRA COVERAGE"), including, without limitation, all liabilities, taxes, sanctions, interest and penalties imposed upon, incurred by or assessed against Buyer or any affiliated corporation within a controlled group relationship with Buyer (as determined under Section 414 of the Internal Revenue Code), and any of their employees, arising by reason of or relating to any failure to provide the COBRA coverage;

                  (9) All obligations with respect to Medicare prior years cost reports and the Medicare terminating cost report.

                  (10) Any liabilities or obligations of Seller or related in any way to the Assets or actions of Seller, which are not specifically assumed by Buyer pursuant to this Agreement.

         1.5 Additional Real Estate. Other than the Excluded Assets, Seller and Buyer acknowledge and agree that it is their intent to transfer to Buyer all real estate used in, usable with or related to the operation of the Hospital and the Related Assets that is owned or leased directly by the Seller, a predecessor operator of the Hospital or by a direct or indirect affiliate of the Seller. To the extent any tract or parcel of real estate (or buildings, improvements and fixtures on or forming a part of the real estate or any easement, appurtenances, rights of way, air, mineral or other rights), whether owned or leased, identified on Exhibit 1.1(1) (or which should have been identified on such Exhibit) is (1) misidentified, incorrectly described, or incorrectly identified as being owned or leased, by a particular entity, or (2) any such real estate, whether owned or leased, which should have been included on Exhibit 1.1(1) is inadvertently not included on Exhibit 1.1(1) and such errors are discovered subsequent to execution of this Agreement, the parties agree that




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



Exhibit 1.1(1) shall be amended by mutual agreement prior to Closing to correct such errors and such amended Exhibit shall then be deemed to be controlling as of the Closing in determining the Real Estate subject to this Agreement. In the event that any such errors are discovered subsequent to the Closing, to the extent necessary to effect the intent of this Agreement, the parties agree that
Exhibit 1.1 (1) shall be amended by a post-Closing addendum to this Agreement to correct such errors and such amended Exhibit 1.1(1) shall be deemed to be controlling in determining the Real Estate subject to this Agreement and the Seller shall execute and deliver or cause to be executed and delivered, deeds, instruments of correction, or such other instruments or documents, and to take or cause to be taken, such other steps as may be necessary to correctly vest or convey the applicable right title to any such real estate in or to Buyer in accordance with the terms and provisions of this Agreement. Similarly, to the extent necessary to effect the intent of the Agreement, Exhibit 1.1(1) shall be amended by mutual agreement to correct any errors and such amended Exhibit shall be deemed to be controlling in determining the Related Assets subject to this Agreement. The obligations pursuant to this Section shall survive Closing and obligations to correct such Exhibit and make such conveyance shall continue after Closing.

                         ARTICLE II. ACCOUNTS RECEIVABLE

         2.1 Seller's Accounts Receivable. Buyer is purchasing all of Seller's accounts receivable, including patient accounts receivable, long-term patient accounts receivable, income guarantee advances, amounts receivable from third party payor programs (exclusive of Medicare receivables or payables for prior years cost reports and the Medicare terminating cost report), notes, other receivables, whether or not written off. After the Closing, Seller shall remit to Buyer any payments received by Seller with respect to the accounts receivable sold to Buyer. Any funds so collected will be remitted to the Buyer within 5 days following receipt of such payments.

                           ARTICLE III. PURCHASE PRICE

         3.1 Purchase Price. Subject to the terms and conditions hereof, the purchase price (the "PURCHASE PRICE") will be payable by Buyer to the Seller for the Assets in cash or equivalent funds as provided in Section 8.1 hereof and shall be an amount derived in the following manner:

                  (1) Three Million Three Hundred Eighty Seven Thousand Dollars ($3,387,000), less the amount by which the total of Accounts Payable (exclusive of amounts owed to Missouri Baptist and its affiliates and items identified as not being assumed on Exhibit 1.3), Accrued Expenses (as of July 31, 1996 as determined in accordance with general accepted accounting principles, consistently applied) plus the amount paid under Section 3.1(3) exceed Three Million Six Hundred Seventy Two Thousand Dollars ($3,672,000);

                  (2) PLUS provide Seller funds in the amount of Eight Million One Hundred Thousand Dollars ($8,100,000) plus interest of Fifty-One Thousand Forty One Dollars ($51,041), by which Seller shall otherwise fully settle all amounts owed by Seller to Missouri Baptist Medical Center, BJC Healthcare System or their affiliates, and fully release the Hospital, Related Assets and the Assets therefrom;

                  (3) PLUS provide Seller with funds to retire all debt owed to First of America Bank - Illinois, N.A. up to One Million Five Hundred Thousand Dollars ($1,500,000) by which Seller shall fully settle the debt owed by Seller to First of America Bank - Illinois, N.A. and fully release the Hospital, the Related Assets and the Assets therefrom;

                  (4) PLUS up to Thirty Five Thousand Dollars ($35,000) to Seller to reimburse for reasonably receipted legal costs and accounting costs for dissolving the Seller's partnership pursuant to Section 6.20;

                  (5) PLUS reimbursement of certain tail insurance costs up to One Hundred Fifty Thousand Dollars ($150,000) as provided in Section 6.13; and

                  (6) LESS Nine Hundred Sixty Thousand Dollars ($960,000) (the "ESCROWED AMOUNT") escrowed to protect the parties from Medicare cost report exposure and breach of representations, warranties, covenants and indemnification. The Escrowed Amount shall be deposited into an interest earning escrow account pursuant to the terms of an escrow agreement (the "ESCROW AGREEMENT"), the form of which is attached hereto as Exhibit 3.1(6).

                  (7) LESS Three Hundred Thousand Dollars ($300,000) (the "HOLDBACK AMOUNT") which shall be retained by Buyer until the Final Closing Statement and upon the Final Closing Statement the Holdback Amount shall no longer be a deduction.

                  Buyer and Seller will work together to agree on adjustments specified in Section 3.1(1) by making a good faith estimate at Closing and to agree as to the final amount within thirty (30) days after Closing as set forth in Section 3.3 hereof.

         The Purchase Price will be payable in good funds by wire transfer as provided in Section 8.1.

         3.2 [Omitted].

         3.3 Closing Statements. The adjustments specified in Section 3.1(1) shall be estimated by the parties hereto in good faith at the Closing to the extent reasonably possible based on the most current interim financial statements with provisional adjustments as shall be mutually agreed at Closing and shall be called the "PRELIMINARY CLOSING STATEMENT". No later than thirty
(30) days after the Closing, the parties hereto shall prepare the "FINAL CLOSING STATEMENT" reflecting the items listed above determined in accordance with generally accepted accounting principles on an accrual basis applied consistently with prior periods. Adjustments made after the Closing based on the Final Closing Statement shall be payable in cash, on or before the tenth day following the day the Final Closing Statement is agreed upon, with interest on any adjustments at the Rate (as defined in Section 13.2) commencing at Closing. If Buyer and Seller are unable to agree on the Final Closing Statement within thirty (30) days after the Closing, they shall appoint Deloitte & Touche, LLP, a firm of independent certified public accountants of recognized national standing (the "ACCOUNTANTS") to make such determination which determination shall be final and binding on the parties hereto for the purpose of this Agreement, and Buyer and Seller shall each pay one-half the cost of the Accountants.

         3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in Exhibit 3.4. The parties agree that this allocation will be used by them for all purposes including tax, reimbursement and other purposes. Each party hereto agrees that it will report the transaction in accordance with such allocation, including under Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that it will not take a position inconsistent with such allocation except with the written consent of the other party hereto.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER

         As inducements to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller and Guarantor hereby represent and warrant, jointly and severally, to Buyer, which representations and warranties shall be true and correct on the date hereof, and on Closing, as if then restated, and which shall survive Closing, as follows:

         4.1 Organization, Qualification and Authority. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Missouri. Seller's only general partner is D/H-Wentzville, Inc. ("D/H"). The only directors of D/H are Jack B. Bailey and Dr. William D. Coughlin and the only shareholders of D/H are and their respective ownership interests are: Mr. Bailey, 54%; Dr. Coughlin, (40%); Dr. George VanGiesen, Jr., 4%; and Dr. Robert Rhoades, 2%. Seller has full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each state in which its operations make it necessary to be so qualified, and has the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller have been duly authorized by all necessary action on the part of Seller (including any approvals of the General Partner necessary to carry out this transaction). No other action on the part of Seller or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery thereof, shall constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms. Seller has no interests, direct or indirect, in any corporation, joint venture, general or limited partnership or any other entity except those listed on Exhibit 4.1, and the businesses carried on by Seller have not been conducted, directly or indirectly, through any entity other than Seller's corporate name except as described on Exhibit 4.1; and Seller has no commitments to purchase any such interests other than as set forth on Exhibit
4.1. The Seller does not and has never owned the assets in the gift shop in the Hospital other than the furniture and fixtures (and such owned assets are included in the Assets), but instead the gift shop is operated and the contents owned by an unincorporated Hospital auxiliary.

         4.2 Absence of Default. Upon receipt of the consents specified in
Exhibit 4.2, except with respect to matters which will not cause damage to Buyer, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the Assets pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (a) any term or provision of the Limited Partnership Agreement of Seller; (b) any contract, lease, purchase order, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Seller is a party or by which Seller or the Assets are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Seller is subject that would have a material adverse effect on Buyer or the Assets.

         4.3 Financial Statements.

                  (1) Attached as Exhibit 4.3 are true and correct copies of the unaudited Balance Sheets of Seller for the fiscal years ended December 31, 1992, 1993, 1994, and 1995, the related Statements of Revenue and Expenses, Statements of Changes in Fund Balances, and Statements of Cash Flows for the periods then ended along with the interim unaudited financial statements of Seller for the six month period ending June 30, 1996 (collectively, the "UNAUDITED FINANCIAL STATEMENTS" together with the financial statements described in Section 4.3(2) shall be the "FINANCIAL STATEMENTS"). The Financial Statements reflect the results of both the Hospital and Related Assets. The Financial Statements present fairly and accurately the financial position of Seller and its predecessors, the results of its operations and all costs and expenses for the periods specified. The Financial Statements are true, complete and correct, and have been prepared in conformity with generally accepted accounting principles on an accrual basis, applied consistently for the periods involved. The Financial Statements are in accordance with the books and records of Seller and its predecessors. Except as set forth in Exhibits 4.3, 4.6 or 4.23, Seller has no contingent liabilities or obligations.

                  (2) Seller shall cause to be prepared (and Buyer shall assist without incurring liability) interim unaudited monthly financial statements of Seller for each month since the most recent delivered Unaudited Financial Statements, which shall be delivered to Buyer within two (2) days after they are created (but the delivery shall be no later than twenty days after the end of the month which the Unaudited Financial Statement relates to), and after delivery shall be deemed a part of the Unaudited Financial Statements.

                  (3) After Closing, Seller shall make the books and records of the Seller available to Buyer and Buyer's auditors at reasonable times and in a manner so as to not unduly interfere with Seller's operations, and otherwise cooperate with Buyer in order to permit Buyer to conduct an audit of the Seller's financial statements for any period prior to Closing. Such audit, if any, shall be at Buyer's expense. The books and records of Seller are in such order and completeness so that an unqualified audit may be performed for such periods. Seller agrees to cooperate, at Buyer's expense, with Buyer in Buyer's preparation of financial statements relating to such periods and Buyer's filing in a timely manner registration statements, private placement memoranda and periodic reports, if any, pursuant to applicable federal and state securities laws.

         4.4 Operations Since December 31, 1995. Except as set forth on Exhibit
4.4 since December 31, 1995, Seller has conducted its business only in the ordinary course and there have been no:

                  (1) material adverse changes in the condition, financial or otherwise, of the Assets, the business or prospects of, or in the results of operations of the Hospital, Related Assets or Seller;

                  (2) terminations of any contract, lease or other agreement to which Seller is a party except by Seller, or damage or destruction to the Assets (other than related to current renovation projects), whether or not covered by insurance;

                  (3) sales, leases, transfers or other dispositions by Seller of any of the Assets, mortgages or pledges of or the imposition of any liens, charges or encumbrances in excess of Five Thousand Dollars ($5,000) in the aggregate on any of the Assets or removal of any of the Assets from the Real Estate, other than those made in the ordinary course of business;

                  (4) increases in the compensation payable by Seller to any of its employees or independent contractors or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such employees;

                  (5) changes in the composition of the medical staff of the Hospital,

                  (6) changes in the rates charged by the Hospital for its service;

                  (7) any net operating losses incurred in the operation of the Hospital or Related Assets;

                  (8) any dividends, distributions or extraordinary payments by Seller;

                  (9) capital expenditures, additions or betterments to the Hospital or Related Assets in excess of Ten Thousand Dollars ($10,000) in the aggregate;

                  (10) discharges or satisfactions of, or unscheduled payments against, any lien, charge or encumbrance, other than current liabilities shown on the Financial Statements or incurred since December 31, 1995 and paid consistent with past practice;

                  (11) institution or settlements of any litigation, action or proceeding before any court or governmental body relating to Seller, its business or the Assets; or

                  (12) since the date of the most recent unaudited financial statement of each of the Related Assets, there has been no material adverse change in the business and operations of any of the Related Assets.

         4.5 Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, license fees and taxes deposits and fees for waste disposal, pharmaceutical, nursing facilities, and taxes on disproportionate share hospitals imposed by the United States, by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or any foreign country, or by any other taxing authority, which are due or payable by Seller and all predecessors and affiliates of Seller and all interests and penalties thereon, whether disputed or not, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed (without any extension or waiver). All deposits required to be made by Seller, and all predecessors and affiliates of Seller, with respect to employees' withholding taxes have been duly made. Seller, and all predecessors and affiliates of Seller, have not been delinquent in the payment of any tax, assessment or governmental charge or deposit and have no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis therefor.

         4.6 Employment. Except as disclosed in Exhibit 4.6 hereto, no person or party (including, but not limited to, any governmental agency) has any claim or basis for any action or proceeding against Seller arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, or the Age Discrimination in Employment Act of 1967 or the Americans With Disabilities Act of 1990). None of such claims shall result in any liability to or obligation of Buyer, or lien or encumbrance against the Assets.

         4.7 Licenses and Permits.

                  (1) Seller has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, "LICENSES AND PERMITS") necessary for Seller and the Related Assets to occupy, operate and conduct its business. There is no default under any of such Licenses and Permits. There exist no grounds for revocation, suspension or limitation of such Licenses or Permits. Copies of these Licenses and Permits are attached to and listed on Exhibit 4.7(1). The most recent licensure surveys and deficiency reports related to each of these items has also been included in Exhibit 4.7(1). Seller is and at the Closing Date will have duly registered the following beds with the Missouri Department of Health as a short term, acute care hospital authorized to operate 94 licensed beds of which 51 are medical/surgical acute care beds, 27 skilled nursing beds, 8 ICU/CCU beds and 8 OB beds. Except as described in Exhibit 4.7(1), no notices have been received by Seller with respect to complaints lodged with any regulatory authority or agency or with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any of the Licenses and Permits nor are there any grounds for revocation, suspension or limitation.

                  (2) Seller has all certificates of need, exemptions or non-reviewablility determination letters from the State of Missouri necessary to operate its business as it has been historically and currently conducted by Seller. Seller has complied fully with the requirements and conditions thereof. Included in Exhibit 4.7(2) are copies of all unimplemented certificates of need, exemption and non-reviewability determination letters issued or related to the Hospital, Related Assets or to Seller or its predecessors. Included in Exhibit 4.7(2) are copies of all implemented certificates of need and non-reviewability determination letters issued to the Hospital, Related Assets or to Seller or its predecessors since 1993. All implemented certificates of need and non-reviewability determination letters have been implemented in substantial accordance with their terms. All unimplemented certificates of need are clearly identified as such on Exhibit 4.7(2), and no progress has been made on such unimplemented certificates of need which would violate the terms or conditions of said certificates of need.

         4.8 JCAHO and Accreditations.

                  (1) The Hospital is duly accredited for operation of its various beds by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). Included in Exhibit 4.8 are each Certificate of Accreditation, copies of the most recent JCAHO accreditation survey report, and a list of deficiencies, if any.

                  (2) The Hospital's laboratory operated by Seller holds a Laboratory Registration Certificate pursuant to the Clinical Laboratory Improvements Amendments ("CLIA"), as well as a CLIA Laboratory Certificate of Accreditation, is duly accredited by the Commission on Laboratory Accreditation of the College of American Pathologists ("CAP"). Included in Exhibit 4.8 are copies of the most recent letter and list of accredited services from CAP.

                  (3) The mammography facilities operated by Seller are duly accredited by the American College of Radiology ("ACR"). Included in Exhibit 4.8 are copies of the most recent letter(s) and list(s) of accredited services from ACR.

                  (4) Except as described in Exhibit 4.8(4), Seller has received no notice with respect to any threatened, pending or possible revocation, early termination, suspension or limitation of any of the accreditations listed in this Section 4.8 nor are there any grounds for such action.

         4.9 Medicare, Medicaid, and Other Third Party Payors.

                  (1) The Hospital and the Related Assets are duly certified to participate, and do participate in the Medicare and Medicaid Programs (the "PROGRAMS"). Copies of their existing Medicare and Medicaid contracts (the "PROGRAM AGREEMENTS") are included in Exhibit 4.9. The Hospital and the Related Assets (to the extent applicable) are, and will be at the time of Closing, in full compliance with all of the terms, conditions and provisions of such contracts, as well as state and federal laws related thereto.

                  (2) Attached as part of Exhibit 4.9(2) is a copy of the Hospital's and the Related Assets'(to the extent applicable) most recent Statement of Deficiencies and Plan of Correction (Form HCFA-2567) for the Hospital and the Related Assets as applicable.

                  (3) No notice of any offsets against future reimbursement has been received by Seller nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to reopen or open cost reports with respect to the Programs except as set forth in
Exhibit 4.9. Neither the Hospital nor the Related Assets has been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has the Hospital or any Related Asset received notice of pending, threatened or possible decertification or other loss of participation in, any of the Programs, except as set forth in Exhibit 4.9.

                  (4) The Hospital and the Related Assets currently have contractual arrangements with Blue Cross and other third party payors. Copies of all existing Blue Cross contracts and other third party payor contract(s) are included in Exhibit 4.9. The Hospital and the Related Assets are, and will be at the time of Closing, in full compliance with all of the terms, conditions and provisions of such contract(s).

                  (5) Seller has previously furnished Buyer the Medicare and Medicaid cost reports of Seller and the Related Assets (to the extent applicable) for the years of 1995, 1994 and 1993. The cost reports are complete and accurate for the periods indicated. All liabilities and contractual adjustments of the Hospital and the Related Assets under any third party payor or reimbursement programs have been properly reflected and adequately reserved in the Financial Statements.

                  (6) Seller and the Related Assets have received no notice of any violation of federal or state fraud and abuse or self-referral laws, except as set forth in Exhibit 4.9(6), nor is Seller aware of any such violations in connection with the operation of its business.

         4.10 Peer Review. The Hospital and the Related Assets (to the extent applicable) have entered into one or more valid memorandums of understanding with the Hospital's or the Related Assets' peer review organizations. A copy of each memorandum of understanding is included in Exhibit 4.10.

         4.11 Compliance with Zoning, Land Use and Other Laws. Except as disclosed in Exhibit 4.11 hereto, neither the Hospital nor the Related Assets are in violation of any zoning, land use, public health, building code or other similar laws, ordinances and regulations applicable thereto or to the ownership, occupancy and/or operation thereof, nor does there exist any variances, conditional use permits, waivers or exemptions relating to the Real Estate with respect to any non-conforming use or other zoning, land use or building codes matters. There is presently located within the Real Estate an adequate number of parking spaces to satisfy the requirements of all applicable zoning and land use ordinances and regulations. Final, permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable governmental authority having jurisdiction for all buildings located on the Real Estate.

         4.12 Easements, etc. The Hospital and the Related Assets have all easements and rights necessary to continue operation of the business of the Hospital and the Related Assets as currently conducted.

         4.13 Title to Assets.

                  (1) Seller is, and at Closing will be, the only record, legal and beneficial owner of and has, and at Closing will have, good marketable and insurable fee simple or leasehold, as the case may be, absolute title to all the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, adverse claims and other encumbrances, except for the Permitted Exceptions. The Assets, together with the Excluded Assets, are all assets set forth on the Financial Statements, are all assets owned or leased by Seller and are all assets utilized by Seller in the operation of the Hospital and the Related Assets.

                  (2) The Real Estate is accurately described in Exhibit 1.1(1) and includes all real estate owned by Seller set forth on the Financial Statements and used in connection with the Hospital and the Related Assets. Seller is, and at Closing will be, the sole and exclusive record, legal and equitable owner of all right, title and interest in and has, and at Closing will have, good, marketable and insurable title in fee simple or leasehold, as the case may be, to, and at Closing will be in possession of, all the Real Estate including the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens, assessments, easements, covenants, options, rights of refusal, restrictions, reservations, defects in title, encroachments and other encumbrances, whether or not the same render the title to such Real Estate uninsurable or unmarketable, except for the items listed on Exhibit 4.13(2) (the "PERMITTED EXCEPTIONS").

                  (3) The Hospital and the Related Assets, together with the Excluded Assets, constitute all of the assets and business operations of the Seller. The Seller has not sold, exchanged or transferred any assets which were used by the Hospital, the Related Assets or any businesses of the Seller within the last five years, except as listed on Exhibit 4.13(3).

                  (4) The only names, tradenames or fictitious names under which the business of the Hospital, the Related Assets and businesses of Seller and its predecessors have been operated for the last five years are listed on
Exhibit 4.13(4). Seller has complied with all fictitious name filing statutes.

                  (5) Exhibit 4.13(5) lists all post office boxes and addresses where accounts receivable sold to Buyer are to be paid and all names under which payment is to be received. Seller hereby grants to Buyer the irrevocable power of attorney to execute and endorse any checks or receive any payments with respect to any accounts receivable which are sold to Buyer.

         4.14 Leases and Contracts.

                  (1) Exhibit 4.14 hereto sets forth a complete and accurate list of all contracts, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to any Asset or any interest therein, to which Seller is a party or by which Seller or the Assets are bound or affected, including, without limitation, service contracts, management agreements, equipment leases, leases of space, and ground leases pertaining to any part of the Real Estate (collectively, the "LEASES AND CONTRACTS"). Seller will provide or cause to be provided Buyer a copy of all written Leases and Contracts, and detailed summary of the provisions of all oral Leases and Contracts, prior to Closing. Except for Assumed Liabilities, all Leases and Contracts and all other obligations relating to the Assets, the Related Assets and the business of Seller shall be retained and paid or performed by Seller.

                  (2) None of the Leases and Contracts has been modified, amended, assigned or transferred, except as noted on Exhibit 4.14, and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms;

                  (3) No event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts, and Seller shall do no act nor omit to do any act which would cause such a default or breach. There are no counterclaims or offsets under any of the Leases and Contracts which are part of the Assumed Liabilities;

                  (4) Except for the Permitted Exceptions, there does not exist, and between the date hereof and Closing Seller will not grant or suffer, any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts;

                  (5) No purchase commitment by Seller is in excess of Seller's ordinary business requirements;

                  (6) None of the Leases and Contracts shall be amended in any material respect between the date hereof and Closing without the prior written consent of Buyer;

                  (7) [Omitted.]

                  (8) Except as specifically set forth on Exhibit 4.14 and except with respect to matters which will not cause damage to Buyer, the assignment to Buyer of the Leases and Contracts constituting the Assumed Liabilities will not default, alter or terminate any of the Leases and Contracts, and such assignment will confer all Seller's rights thereunder to Buyer, without resulting penalty, premium or variation.

                  (9) All leases of office space or other space in the Hospital or Related Assets to third parties are set forth or described (if they are oral) in Exhibit 4.14. All such leases are in full force and effect and they are not in default. Seller has no outstanding obligations under any of such leases including without limitation any obligations to make any repairs or improvements or renovations (whether such improvements or renovations are to be made prior to or after Closing). There are no outstanding negotiations with any such lessees regarding any matter relating to the leased space.

                  (10) All Leases and Contracts which are not Assumed Liabilities have been terminated on or prior to Closing or will be retained by and at the sole expense of Seller.

                  (11) Except as identified on Exhibit 4.14:

                           (i) There are no contracts or agreements with respect
to marks, names, trademarks, service marks, patents, patent rights, assumed names, logos and copyrights used in the business of the Hospital or the Related Assets;

                           (ii) There are no contracts or agreements relating to
computer or data processing programs, software or source codes used in the business of the Hospital or the Related Assets;

                           (iii) Except for the Limited Partnership Agreement of
Seller, there are no contracts, agreements or arrangements, direct or indirect, providing for payments based in any manner on the revenues, purchases or profits of Seller, the Hospital or the Related Assets;

                           (iv) There are no contracts, agreements or
arrangements, direct or indirect, with referral sources to any of the Hospital or the Related Assets; and

                           (v) There are no contracts or agreements which would
require, as a condition to their termination by Seller prior to Closing, or by Buyer after Closing, notice to the other party of more than ninety (90) days.

                  (12) The performance after Closing of obligations under the Leases and Contracts will not violate any law, rule, regulation or judgment applicable to the business of the Hospital or the Related Assets or to the subject matter of or parties to the Leases and Contracts.

         4.15 Environmental Matters.

                  (1) Hazardous Substances. As used in this Section, the term "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, pollutants, contaminants, materials or wastes, including but not limited to those substances, pollutants, contaminants, materials, and wastes listed in the United States Department of

Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or such substances, materials and wastes which are regulated under any Environmental Law (as defined herein), or any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances, flammables and explosives. As used in this Section, "ENVIRONMENTAL LAW" means any federal, state, or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees and other applicable requirements of governmental authorities including, but not limited to, the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Clean Water Act, 33 U.S.C. ss.1251, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss.9401, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901, et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., the Rivers and Harbors Act, 33 U.S.C. ss.401, et seq., the Endangered Species Act, 16 U.S.C. ss.1531, et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss.651, et seq., all as supplemented and amended.

                  (2) Compliance with Laws and Regulations.

                           (a) All operations or activities upon, or any use of
occupancy of the Real Estate, or any portion thereof, by Seller, any Affiliates of Seller (the term "AFFILIATES" shall mean any person or entity controlling, controlled by or under common control with Seller or a predecessor of Seller, and the term "CONTROL" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), any agent, contractor or employee of Seller or its Affiliates ("AGENTS"), or any tenant or subtenant of Seller of any part of the Real Estate, are and have been in all respects in compliance with all Environmental Laws. Seller, Affiliates, Related Assets and Agents have kept the Real Estate free of any lien imposed pursuant to any Environmental Law.

                           (b) Except in compliance with all applicable
Environmental Laws, neither Seller, Affiliates, Agents nor the Related Assets have allowed the manufacture, use, generation, voluntary transmission, storage, disposal, transportation, or presence of any Hazardous Substances over, in or upon the Real Estate.

                           (c) No friable asbestos or except as disclosed on
Exhibit 4.15 any substance containing asbestos or any other substance deemed hazardous by federal or state regulations respecting such material is present on the Real Estate.

                           (d) Except as disclosed on Exhibit 4.15, Seller, its
Agents and Affiliates and the Related Assets have not at any time engaged in or permitted, nor to the best of Seller's knowledge, after due inquiry, has any tenant or subtenant of Seller, Agent, Affiliate or any other occupant of the Real Estate, or any portion thereof, engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of such Hazardous Substances, at, on, in or about the Real Estate, or any portion thereof.

                           (e) None of the Real Estate, nor any part thereof,
nor Seller, Affiliates, nor any present or prior owner or operator of the Real Estate is subject to any existing, pending, or threatened investigation or inquiry by any governmental authority, any judicial or administrative proceeding alleging the violation of any Environmental Law, or any remedial or removal obligations under any Environmental Law.

                           (f) Except as disclosed on Exhibit 4.15, no work,
repairs, remedy, construction or capital expenditures are required by any Environmental Laws with respect to the Real Estate in order for the continued lawful use of the Real Estate.

                           (g) Neither Seller nor Affiliates have filed any
notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment.

                           (h) No lien, charge or encumbrance has been filed
against or attached to the Real Estate relating to any liability under Environmental Laws or damages arising from or costs incurred by any governmental authority in response to a release of any Hazardous Substance into the environment.

                           (i) Seller has obtained all environmental permits
necessary for the operation of a hospital and related activities, all such permits are in good standing and Seller is in compliance with all terms and conditions of its environmental permits.

                           (j) Neither Seller, the Affiliates nor the Agents
have installed or permitted to be installed or have knowledge of friable asbestos or any substance containing asbestos or any other substance deemed hazardous by any Environmental Law respecting such material in or on the Real Estate except as disclosed on Exhibit 4.15.

                           (k) Except as disclosed on Exhibit 4.15, the Real
Estate is not currently nor has it ever been listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or any comparable state list, and Seller has not received any written notice from any person under or relating to CERCLA or any comparable state or local law.

                           (l) Except as disclosed on Exhibit 4.15, no off-site
location at which Seller has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list.

         Seller shall promptly notify Buyer in writing of any order of which it is aware, receipt of any notice of violation or noncompliance with any applicable Environmental Law, any threatened or pending action of which it is aware by any regulatory agency or their governmental authority, or any claims made by any third party of which it is aware relating to Hazardous Substances on, emanations on or from, releases on or from, or threats or threats of releases on or from any of the Real Estate, or violation of any Environmental Law, which relate to the period prior to Closing; and shall promptly furnish the Buyer with copies of any correspondence, notices, or legal pleadings in connection therewith. Buyer shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances, on, released from or emanating from any part of the Real Estate.

                  (3) Other Environmental Matters. Except as disclosed on
Exhibit 4.15, no petroleum hydrocarbons have migrated on or below the surface of any portion of the Real Estate. Except for the tank disclosed in Section 6.21, there are no surface impoundments or underground storage tanks on any portion of the Real Estate. The Real Estate is free of dangerous levels of naturally-emitted radon. No portion of the Real Estate has ever been used as a landfill, garbage or refuse dumpsite, waste disposal facility, transfer station or other type of facility for the processing, treatment or disposal of waste materials. Seller has furnished to Buyer a copy of any environmental audit or report on the Real Estate, which Seller or its Affiliates obtained or was furnished.

         4.16 Miscellaneous Representations Relating to Real Estate.

                  (1) No part of the Real Estate is currently subject to condemnation proceedings, and no condemnation or taking is threatened or known by Seller to be contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate.

                  (2) Seller has furnished to Buyer complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Seller or its Affiliates within the last ten years relating to any of the Assets.

                  (3) From and after the date hereof until Closing, Seller and any party in possession of all or any part of the Real Estate will not perform any material grading or excavation, construction or removal of any improvement, or make any other material change or improvement upon or about the Real Estate.

                  (4) All utilities serving the Hospital and the Related Assets are, and shall be at Closing, adequate to operate the Hospital and the Related Assets in the manner it is currently operated and all utility lines, pipes, hook-ups and wires serving the Real Estate are located within the Real Estate or recorded easements for the benefit of the Real Estate. Any so-called, tap fees, hook-up fees or other associated charges accrued to date have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hospital and the Related Assets. There are no encroachments upon the Real Estate or upon any dominant easement appurtenant thereto and no encroachment of any improvements to the Real Estate onto adjacent property. None of the improvements to the Real Estate violate set-back, building or side lines, nor do they encroach on any easements located on the Real Estate except for the portion of the parking lot over the easement as shown on the Survey.

                  (5) Except as set forth on Exhibit 4.16(5), the Equipment and Furnishings are all of the Equipment reflected on the Financial Statements, other than those items sold and replaced in the ordinary course of business and other than additions thereto. Except as set forth on Exhibit 4.16(5), the Assets together with the Excluded Assets comprise all of the following: all assets owned by Seller, all assets used in connection with the Hospital and its related businesses, all assets used in connection with the Related Assets, and all assets owned by Seller or its Affiliates located in Missouri. From and after the date of this Agreement until Closing, Seller and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied.

                  (6) Except for those tenants in possession of the Real Estate under Leases and Contracts described in Exhibit 4.14 and patients which are in the facility that have the right to stay in overnight for one night, there are no parties in possession of, or claiming any possession, adverse or not, to or other interest in, any portion of the Real Estate as lessees, tenants at sufferance, trespassers or otherwise. No tenant is entitled to any rebate, concession or free rent, other than as set forth in the lease or contract with such tenant; no commitments have been made to any tenant for repairs or improvements other than for normal repairs and maintenance in the future; and no rents due under any of the tenant Leases and Contracts have been assigned or hypothecated to, or encumbered by, any person.

                  (7) Any division of the Real Estate has been done in full compliance with all applicable subdivision, zoning or other land use laws, regulations, ordinances or requirements.

                  (8) No portion of the Real Estate constitutes wetlands and no portion of the Real Estate has been or is used as a cemetery, burial ground or other site for the internment, burial or location of the remains of any deceased person or persons; provided, however, this sentence shall not be breached by the small portion of the unimproved Real Estate as shown in the Survey as being located within the 100 year flood plain.

         4.17 Conditions of Assets. Except as set forth on Exhibit 4.17, to the best of Seller's knowledge, all material components of all of the Assets (a) are free from major structural, (including electrical and mechanical) defects, and
(b) are in working order sufficient for purposes of Seller's operation of the Hospital and Related Assets. Except as disclosed on Exhibit 4.17 hereto, Seller has no knowledge of any physical condition of the

Real Estate and Improvements which Seller is aware could have a material adverse effect on Buyer or Buyer's operation of the Hospital or the Related Assets.
Exhibit 4.17 describes the location of all underground tanks on the Real Estate. All potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate are installed and operating and are sufficient currently to enable the Real Estate to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. From and after the date of this Agreement until Closing, Seller and any party in possession of all or any part of the Assets will use best efforts to maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied.

         4.18 Capital Expenditure and Construction. Seller shall pursue the completion of all current capital expenditures and construction with reasonable diligence from the date hereof until the Closing pursuant to the capital expenditure budget and construction schedule currently in effect. All current construction has been constructed to the date hereof in a good workmanship manner, in accord with good construction practice and in accordance with the plans, specifications and architectural renderings described in Exhibit 4.18 hereof, applicable requirements, restrictions, and limitations of federal, state, county and local statutes, laws, ordinances and regulations, including, but not limited to, those related to zoning, building, fire, health and safety and environmental control and protection. All bills for labor, services and materials previously rendered with respect to construction projects have been paid in full by Seller. Except as set forth in Exhibit 4.18 such construction-in-progress has been and will be completed within budget. All building permits and licenses necessary to complete construction in accordance with the plans, specifications and architectural renderings have been obtained. When the construction-in-progress is completed in accordance with the plans and specifications, such construction will comply with zoning, public health, building code and similar laws applicable thereto including ownership, occupancy and operation. All contracts and agreements necessary in order to complete the construction in accordance with the plans and specifications have been entered into and are included in Exhibit 4.14.

         4.19 Future Construction. Except as described on Exhibit 4.19, Seller has entered into no agreements, including oral agreements or understandings regarding the development of future or pending construction of facilities in connection with the Hospital or any of the Related Assets. To the knowledge of the Seller there exists no expectations regarding future construction or development by Seller or any successor thereof.

         4.20 Litigation. Except as set forth in Exhibit 4.20 hereto, Seller has not received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, environmental protection, civil rights and public health and safety and occupational health). Except as set forth in
Exhibit 4.20, there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the knowledge of Seller, threatened, involving or related to the Seller, Affiliates, its partners, employees, members or trustees, the Related Assets or the Assets, and Seller knows of no basis therefore. Whether or not listed on Exhibit 4.20, Seller shall fully indemnify Buyer with respect to any lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings relating to or arising as a result of all periods of time prior to Closing, except the Assumed Liabilities.

         4.21 Seller's Employees. Exhibit 4.21(a) hereto sets forth: (a) a complete list of all of Seller's partners and employees, and rates of pay, together with true and correct copies of any and all employment contracts, fringe benefits and personnel policies, (b) the employment dates and job titles of each such person, and (c) categorization of each such person as a full-time or part-time employee of Seller. Buyer shall have no obligation to hire Seller's employees, and has made and will make no promise or representation to any of Seller's employees with respect to employment by Buyer. Seller shall be solely responsible for any notice which may be required under WARN as hereinafter defined, and shall indemnify Buyer therefrom. For purposes of this paragraph, "PART-TIME EMPLOYEE" means an employee who is employed for an average of fewer than twenty (20) hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. ss.2102 et seq. Except as provided in Exhibit 4.21(a), Seller has no employment agreements with its Employees and all such Employees are employed on an at "at will" basis. Exhibit 4.21(a) lists all ex-employees of Seller utilizing or eligible to use COBRA (health insurance). Exhibit 4.21(b) sets forth a complete list of all of Seller's full and part time employees who have been terminated within ninety (90) days before Closing.

         The Seller and Buyer agree that the employment experience of the Seller will be transferred to the Buyer if such a transfer of unemployment experience is allowed by law and elected by the Buyer. If the payroll of the transferred hospital is reported in an unemployment insurance account with other payroll prior to the date of transfer, the portion of the unemployment experience transferred to the Buyer shall be the same portion as the transferred hospital's state unemployment taxable payroll bears to the total state unemployment taxable payroll of the Seller's unemployment insurance account. Funds which are in group accounts for the purpose of paying reimbursable unemployment benefits will be transferred to the Buyer if the Buyer elects such transfer. Obligations to reimburse the state for unemployment benefits relating to persons who do not become Buyer employees at Closing shall continue to be the obligations of Seller.

         The Seller agrees to make available to the Buyer the records of individual wages of all employees, as well as copies of state unemployment tax returns, to the extent necessary for the Buyer to verify future unemployment tax rates and to calculate the correct taxable payroll for the remainder of the calendar year in which the transaction occurs.

         4.22 Labor Relations. Seller is not a party to any labor contract, collective bargaining agreement, contract, Letter of Understanding (or to the best of Seller's knowledge, any other arrangement, formal or informal) with any labor union or organization which obligates Seller to compensate its employees at prevailing rates or union scale, nor are any of Seller's employees represented by any labor union or organization. There is no pending, or to Seller's knowledge, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Seller and any present or former employees of Seller and Seller knows of no basis therefore. There is no pending, or to Seller's knowledge, threatened suit, action, investigation or claim between Seller and any present or former employees of Seller and Seller knows of no basis therefore. Except as disclosed on Exhibit 4.6, there has not been any labor union organizing activity at the Hospital or elsewhere with respect to employees of the Hospital or the Related Assets within the last three (3) years.

         4.23 Insurance. Seller has in effect and has continuously for at least the last five years maintained insurance coverage for its operations, personnel and the Assets. Exhibit 4.23 sets forth a summary of the Seller's current insurance coverage (listing type, carrier and limits). Exhibit 4.23 includes a list of any pending insurance claims relating to Seller. Seller is not in default or breach with respect to any provision contained in any such insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion. Such insurance is adequate to cover all business risks normally insured against by owners and operators of healthcare facilities. Seller will continue to maintain all its insurance policies and coverage amounts in full force and effect until the Closing. All of such policies are valid, outstanding, in full force and effect with insurers unaffiliated with Seller, and enforceable with no premium arrearages. Complete genuine copies of all policies and endorsements thereto have been provided to Buyer. At no time has Seller been denied, or reduced or requested a reduction in the scope of amount of, any insurance or indemnity bond coverage with respect to the Assets. No insurance carrier has canceled or reduced, or given notice of its intention to cancel or reduce, any insurance coverage with respect to the Assets and, to Seller's knowledge, there exists no grounds to cancel or avoid any such policies or the coverage provided thereby. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied.

         4.24 Broker's or Finder's Fee. Seller has not employed and is not liable for the payment of any fee to any finder, broker or similar person in connection with the transactions contemplated by this Agreement.

         4.25 Medical Staff. Seller has previously delivered to Buyer a true and correct copy of medical staff privilege and membership application forms, a description of medical staff privileges, all current medical staff bylaws, rules and regulations and amendments thereto, all credentials and appeals procedures not incorporated therein, the name of each current member of the medical staff of the Hospital, the age of each medical staff member to the best of Seller's knowledge, the specialty, if any, of each medical staff member, and all contracts with physicians, physician groups, or other members of the medical staff of the Hospital. There are no pending or, to Seller's knowledge, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants, staff members, or health professionals and Seller knows of no basis therefor.

         4.26 Conflicts of Interest. Except as disclosed in Exhibit 4.26, no affiliate, trustee, member, general partner or shareholder of a general partner, or other executive of Seller or its Affiliates is either a supplier of goods or services to Seller, or directly or indirectly controls or is a trustee, partner, shareholder, employee or agent of any corporation, firm, association, partnership or other business entity which is a supplier of goods or services to Seller or a party to any contract or other agreement with Seller.

         4.27 Hill-Burton and Other Liens. Neither Seller nor any of its predecessors have received any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended or similar laws or acts providing for the recovery of any public funds advanced under the provisions of such laws or acts relating to health care facilities. The transactions contemplated hereby and the use of the Hospital and Related Assets in whatever manner desired by Buyer will not result in any obligation on any party to this Agreement to repay any of such loans, grants or loan guarantees. Seller, jointly and severally, promises to pay all amounts owing with respect to any such loans, grants or loan guarantees, if any, and shall hold harmless and indemnify the Buyer from any liability therefor.

         4.28 Experimental Procedures. Seller has not performed or permitted the performance of any experimental or research procedures or studies involving patients in the Hospital.

         4.29 Intellectual Property; Computer Software. All trademarks, service marks, trade names, patents, copyrights, inventions, processes and applications therefor (whether registered or common law) owned by Seller are listed and described in Exhibit 4.29 (collectively the "INTELLECTUAL PROPERTY"). No proceedings have been instituted or pending or, to Seller's knowledge, threatened which challenge the validity of the ownership by Seller of such Intellectual Property and Seller knows of no basis therefore. Seller has not licensed anyone to use such Intellectual Property and Seller has no knowledge of the use or the infringement of any of such Intellectual Property by any other person. Seller owns (or possesses adequate and enforceable licenses or other rights to use) all Intellectual Property, and all computer software programs and similar systems used in the conduct of its business.

         4.30 Inventories. The Inventory is, and on Closing will be, of a quality and quantity presently usable in the ordinary course of business at the Hospital and Related Assets, determined and valued consistent with generally accepted accounting principles. The Inventory is, and at Closing will be, maintained at normal levels for medical/surgical short term, acute care Hospital of its size as well as skilled nursing facilities of their size. Since the date of the Financial Statements, Seller has not decreased or substituted its items of Inventory other than in the ordinary course of business.

         4.31 Motor Vehicles. All motor vehicles used in the business of Seller, identified as whether owned or leased, are listed in Exhibit 1.1(2) hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

         4.32 Employee Benefit Plans.

                  (1) Except as set forth in Exhibit 4.32, Seller does not maintain, and is not required to contribute to or otherwise participate in an "employee benefit plan" or a "multi-employer plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation, any pension, profit-sharing, retirement, stock purchase or stock option plan, or any other retirement, compensation, welfare or fringe benefit plan, program or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for, or for the welfare of, any or all of the employees of Seller, any member of a group defined in Section 414(b),
(c), (e), (m) or (o) of the Code to which Seller belongs or has belonged, or any predecessor of Seller, or for the welfare of the beneficiaries of such employees (each an "EMPLOYEE PLAN"). Seller shall be liable for any withdrawal liability with regard to such employees under the Multi-Employer Pension Plan Amendments Act of 1980. Seller has no liability for unpaid compensation or fringe benefits, including without limitation accrued vacation, sick leave, post retirement medical or other benefits, severance pay, "parachutes," or vacation pay, not disclosed on Exhibit 4.32.

                  (2) Except as set forth in Exhibit 4.32(2), no "party in interest" (as such term is defined in Section 3(14) of ERISA) or "disqualified person" (as such term is defined in Section 4975(e) of the Code) with respect to any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) breached a fiduciary duty or failed to file any required filing with the Internal Revenue Service, Department of Labor or other governmental authority, which could subject any of the Employee Plans, any trusts thereunder, any trustee, custodian or administrator thereof, any person or entity holding or controlling assets of any of the Employee Plans, any party in interest or disqualified person or any other person or entity dealing with such Employee Plans to any tax, penalty or other cost or liability of any kind. No "reportable events" (as such term is defined in Section 4043 of ERISA) have occurred by reason of any act or omission of Seller or any other person with respect to any of the Employee Plans.

                  (3) Except as set forth in Exhibit 4.32(3), Seller and its Affiliates have fully complied with all of its and their obligations under each of the Employee Plans and all provisions of each Employee Plan, ERISA, the Code, and any and all other laws, rules, regulations, releases and other official pronouncements applicable to the Employee Plans, each Employee Plan that is intended to qualify under Section 401(a) of the Code has, at all times, so qualified and received determination letters under the Tax Reform Act of 1986, and each Employee Plan has, at all times, been administered so as to comply with all applicable law including, but not limited to, ERISA, the Code, the Revised Statutes of Missouri and any regulations thereunder.

                  (4) Except as specified in Section 1.3(2) relating to accrued vacation, holiday and personal days, and as set forth on Exhibit 4.32(4) Buyer will not be liable and will not be responsible for any debt, obligation, contribution, responsibility, withdrawal liability or other liability of Seller under any Employee Plans, including, without limitation, any penalty, fee or funding obligation related to the termination of any plan pursuant to Section
6.18. Buyer will not assume any obligations under or adopt any Employee Plans maintained by Seller. The Seller will be liable under the Employee Plans for all claims due and unpaid at or after Closing and for all claims incurred before or after the Closing, whether or not paid or presented before Closing, and for any liabilities arising from any failure before or after the Closing to comply with the requirements of ERISA, the Code, the Revised Statutes of Missouri or regulations thereunder.

                  (5) Seller has provided or caused to be provided notice of the availability of COBRA coverage for all of its present and former employees, and their dependents entitled to such notice because of a qualifying event occurring on or before the Closing, and Seller shall be responsible for providing COBRA coverage for all such employees, or their dependents, who elect or have elected such coverage. All COBRA coverage has been and will be fully insured. The only persons entitled to receive COBRA coverage or in the future elect COBRA coverage as a result of a qualifying event occurring on or prior to Closing are persons listed on Exhibit 4.21(a). Upon Closing, all of Seller's employees shall cease participation in all Employee Plans maintained by Seller, except to the extent provided herein or as to benefits owed such employees.

         4.33 Compliance with Laws. Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgements and decrees applicable to its businesses or the Assets in all ways other than exceptions which in the aggregate have and will have only an immaterial impact on the business and its operations and prospects. To the knowledge of Seller, there are no proposed laws, rules, regulations, ordinances, orders, judgements, decrees, governmental takings, condemnations or other proceedings which could, before or after Closing, adversely affect Seller's businesses, financial or other condition, prospects, results of operations or the Assets. Seller has made no kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Seller. None of the Leases and Contracts and no activity of Seller violates Section 1877 of the Social Security Act or any similar provision of applicable state law. None of the Leases and Contracts and no activity of Seller violates provisions of applicable state law relating to the corporate practice of medicine. Jurisdictions in which the Hospital and the Related Assets are located have adopted bulk sales statutes (collectively, the "BULK SALES LAW") but none of the same apply to the transaction contemplated hereunder. Seller shall pay when due all of its debts and obligations including, but not limited to, any debt or obligation which could give rise to transferee liability because of taxes, penalties, interest, assessments, and deficiencies related thereto and related to the period ending on the Closing Date. Seller hereby agrees that it will remain responsible for the Excluded Liabilities and any other obligations for which Buyer may otherwise be liable under the Bulk Sales Law, other than the Assumed Liabilities and Seller will indemnify Buyer with respect to all such liabilities. Based on such indemnification, Buyer and Seller agree not to comply with notice provisions of the Bulk Sales Law.

         4.34 No Omissions or Misstatements. There is no fact material to the Assets, or liabilities, businesses or prospects of Seller, the Hospital or the Related Assets which has not been set forth or described in this Agreement or in the Exhibits hereto which to the knowledge of Seller, is material to the business, operations or financial condition of the Hospital or the Related Assets. None of the information included in this Agreement and Exhibits or other documents furnished or to be furnished by Seller or any of its representatives contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading. Copies of all documents referred to in any Exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The representations and warranties of Seller set forth in this Agreement or in any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that the Buyer knew or should have known that any such representation or warranty is, or might be, inaccurate in any respect.

         4.35 [Omitted.]

         4.36 Auxiliary. Except for volunteers who operate as an unincorporated association, there is no and during the proceeding five (5) years there has not been any hospital auxiliary associated with the business of the Seller. There is no and has not been a separately organized corporate auxiliary.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants to Seller, which representations and warranties shall be true and correct on the date hereof, and on Closing, as if then restated by it, and which shall survive Closing, as follows:




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



         5.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Buyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and is in good standing in Missouri and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute valid binding obligations of Buyer enforceable in accordance with their respective terms.

         5.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (a) any term or provision of the Articles of Incorporation or Bylaws of Buyer; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.

                        ARTICLE VI. COVENANTS OF PARTIES

         6.1 Preservation of Business and Assets. From the date hereof until the Closing, Seller shall use its best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain the Assets and the business and operation of the Hospital and Related Assets as a going concern consistent with prior practice and, not other than in the ordinary course of business, to preserve, protect and maintain for Buyer the good will of the Hospital's and Related Assets' medical staff, suppliers, employees, clientele, patients, tenants and others having business relations with Seller. Seller shall use its best efforts to obtain all documents called for by this Agreement.




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



From and after the date of this Agreement until Closing, Seller and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair. Buyer and Seller shall use best efforts to facilitate the consummation of the transactions contemplated by this Agreement. Other than in the ordinary course of business, Seller will not sell, discard, dispose of or move any of the Assets. Seller shall make no dividend, distribution or extraordinary payment to any Affiliate.

         6.2 Absence of Material Change. From the date hereof until the Closing, Seller shall make no material change in the business and operation of the Hospital and Related Assets and in the utilization of the Assets and shall not enter jointly or separately into any other significant contract or commitment or any other transaction with respect thereto without the prior written consent of Buyer, which shall not be unreasonably withheld.

         6.3 Access to Books and Records.

                  (1) From the date hereof until the Closing, Seller shall give to Buyer and to Buyer's counsel, accountants, and other representatives, full access during normal business hours to all of Seller's offices, properties, books, contracts, commitments, records and affairs relating to the Assets so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of the Assets as Buyer may reasonably request. If any such books, records and materials are in the custody of third parties, Seller shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Seller will be returned by Buyer upon request if the transaction is not consummated. Seller shall provide Buyer promptly with interim financial statements of Seller in accordance with Section 4.3, and any other management reports as and when they are available. Additionally, from the date hereof until Closing, Seller grants Buyer full access to Seller's personnel and computers as is reasonably necessary to assist Buyer in the transition to be prepared for the ownership change.

                  (2) Following the Closing, for a reasonable period, Buyer shall permit Seller's representatives (including, without limitation, their counsel and auditors) and Missouri Baptist Hospital of Wentzville or their successor, during normal business hours and upon appropriate advance notice, to
(i) have reasonable access to, and examine and make copies of all books and records of the Hospital and the Related Assets, including all medical records and medical charts of any patient admitted to the Hospital and the Related Assets which are transferred to Buyer hereunder and (ii) with regard to transactions or events occurring prior to the Closing, have reasonable access to the Hospital's employees to the maximum extent permitted by law as long as such requests do not unreasonably interfere with the operation of the Hospital. For a period of seven (7) years after the Closing, Buyer agrees that, prior to the destruction or disposition of any such books or records, Buyer shall provide not less than forty-five (45) days' nor more than ninety (90) days' prior written notice to Seller of such proposed destruction or disposal. If Seller




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



desires to obtain any of such documents, it may do so by notifying Buyer in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Buyer shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Seller, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Seller.

                  (3) Following the Closing, Seller shall permit Buyer and their representatives (including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of Seller and its Affiliates relating to the Hospital, Related Assets or the Assets, which books and records are retained by Seller and which relate to transactions or events contemplated by this Agreement occurring prior to the Closing, to the maximum extent permitted by law. For a period of seven (7) years after the Closing, Seller agrees that, prior to the destruction or disposition of any such books or records, Seller shall provide not less than forty-five (45) days', nor more than ninety (90) days' prior written notice to Buyer of such proposed destruction or disposal. If Buyer desires to obtain any such documents, it may do so by notifying Seller in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Seller shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Buyer, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Buyer.

         6.4 Consents. Seller has and shall use its best efforts to obtain all consents required in form and substance reasonably acceptable to Buyer for the assignment of the Leases and Contracts constituting Assumed Liabilities and transfer of the Seller's partnership interest, joint venture interest or membership interest. In the event Seller is unable to obtain any one or more consents required pursuant to this section, Buyer shall be indemnified by Seller except with respect to matters which will not cause damage to Buyer.

         6.5 Risk of Loss. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), between the date hereof and the Closing, the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by Seller's insurance company and assigned to Buyer; provided, however, in the event of a casualty which in Buyer's sole judgment materially adversely affects the business or operation or prospects of any of the Assets, Buyer, at its sole option, may elect either (i) to terminate this Agreement in its entirety, or (ii) to terminate this Agreement but only with respect to the damaged property with a reduction in the Purchase Price determined as follows. The reduction in Purchase Price shall be determined, based on the value on the date of this Agreement of the Assets damaged or lost, the value of which shall be determined by an MAI appraiser to be mutually selected and paid equally by Seller and Buyer. If Seller and Buyer are unable to mutually select an appraiser, then one MAI appraiser shall be selected and paid by Buyer and one MAI appraiser shall be selected and paid by Seller. If a party




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



does not select an appraiser as provided in the preceding sentence within ten
(10) days after the other party has given notice of the name of its appraiser, such party shall lose its right to appoint an appraiser. If the two appraisers are selected by the parties as provided above, they shall meet promptly to determine the reduction in Purchase Price. If they are unable to agree within fifteen (15) days after the second appraiser has been selected, they shall jointly select a third MAI appraiser. The reduction in Purchase Price shall be set by agreement of any two (2) of the three (3) appraisals. If the two (2) appraisers are unable to agree on a third appraiser within thirty (30) days after the second appraiser has been selected, either party, by giving written notice to the other, may apply to the American Arbitration Association for the purpose of determining the reduction in Purchase Price. The Seller and Buyer shall each bear one-half (1/2) of the cost of selecting the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. If any two (2) appraisers are unable to determine the reduction in Purchase Price within fifteen (15) days after the third appraiser has been selected, then the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the reduction in Purchase Price. In determining the reduction in Purchase Price, each appraiser shall take into consideration, understand, and correctly employ those recognized techniques that are necessary to produce a credible appraisal.

         6.6 Condemnation. From the date hereof until the Closing, in the event that any portion of the Assets becomes subject to or is threatened with any condemnation or eminent domain proceedings which in Buyer's sole opinion materially adversely affects the businesses or operations or prospects of any of the Assets, then Buyer, at its sole option, may elect either (i) to terminate this Agreement in its entirety or (ii) to terminate this Agreement with respect only to that part which is condemned or threatened to be condemned with a reduction in the Purchase Price determined as provided in Section 6.6.

         6.7 Good Faith. All parties shall act in good faith and use their reasonable best efforts to satisfy all conditions to their respective obligations to close.

         6.8 Preserve Accuracy of Representations and Warranties. Seller shall refrain from taking any action which would render any representations and warranty contained in Article IV hereof inaccurate as of Closing. Seller promptly will notify Buyer of any lawsuits, claims, administrative actions or other proceedings asserted or commenced against Seller, partners, trustees, members or affiliates, involving or affecting in any way the Assets or the business and operation of the Assets. Seller shall promptly notify Buyer of any facts or circumstances which come to Seller's attention and which cause, or through the passage of time may cause, any of Seller's representations and warranties to be untrue or misleading at any time from the date hereof to Closing.

         6.9 Maintain Books and Accounting Practices. From the date hereof until the Closing, Seller shall maintain its books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles consistently applied and on a basis consistent with prior years and shall make no change in its accounting methods or practices or the accounting methods or practices.

         6.10 Indebtedness; Liens. From the date hereof until the Closing, with respect to the Assets, including the business and operations of the Assets, Seller shall not create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets without Buyer's prior written approval, which will not be unreasonably withheld. Seller shall take all action necessary to fully retire the Loans and except with respect to the Permitted Exceptions cause all collateral and obligations and security against the Assets to be fully released to Buyer's satisfaction as contemplated hereunder, and Buyer will cooperate with Seller in this regard.

         6.11 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, Seller shall comply with all applicable statutes, laws, ordinances and regulations; keep, hold and maintain all certificates, certificates of need, certificates of exemption, accreditations, participations, licenses, and other permits necessary for the business and operation of the Assets; shall use its best efforts to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement; shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on its part under all applicable laws and under its contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement; and shall use its reasonable efforts to consummate the transactions contemplated by this Agreement and the agreements and documents to be executed in connection with this Agreement as soon as is practicable.

         6.12 No Merger or Consolidation. From the date hereof until the Closing, Seller shall not merge or consolidate with any other entity; shall not solicit any inquiries, proposals or offers relating to the disposition of the Assets; and shall promptly notify Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which it may receive relating to any of the matters referred to in this Section.

         6.13 Maintain Insurance Coverage. From the date hereof until the Closing, Seller shall maintain and cause to be maintained in full force and effect, without change of coverage or insurance carrier unless approved of in writing by the Buyer, which approval shall not be unreasonably withheld, the existing insurance on the Assets, the Hospital and its operations and the Related Assets and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid.

         Prior to Closing, Seller will obtain "tail" insurance coverage (which at Closing Buyer shall reimburse Seller up to One Hundred Fifty Thousand Dollars ($150,000) therefor) for a malpractice and general liability insurance policy from a carrier with coverages naming Buyer and its affiliates as additional insureds with an insurer and having coverages acceptable to Buyer. Seller will provide Buyer reasonable evidence thereof.

         6.14 Medicare and Medicaid Reporting. From the date hereof until the Closing, on behalf of the Hospital and Related Assets, Seller shall timely file or cause to be filed all cost reports and other reports of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to Medicare, Medicaid, and Blue Cross prior to Closing. Seller will prepare and timely file the terminating cost reports for the Hospital, and shall bear all costs associated with compiling and filing the same. Seller shall immediately provide to Buyer, copies of all Medicare and Medicaid terminating cost reports.

         6.15 [OMITTED.]

         6.16 Performance. Seller and Buyer shall take appropriate steps to satisfy their respective obligations, and the conditions to Closing, including, if any, the obtaining of necessary contracts and application for necessary licenses and permits.

         6.17 WARN Act. Prior to Closing, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," department or service within a single site of employment, as such terms are used in WARN, and Seller represents that it has not had any such closures or shutdowns within the period of at least 90 days before Closing. After Closing, Buyer shall not take any action which will violate the WARN Act with respect to the employees of the Hospital.

         6.18 Termination of Employee Plans.

                  (a) At or as soon as possible after Closing, Seller will take the following steps with respect to the Employee Plans:

                           (1) With respect to any Employee Plan that is an
"employee pension benefit plan" (as defined in section 3(2) of ERISA) Seller shall freeze the Employee Plan at Closing and provide written notice of the foregoing of such Employee Plan to all participants in accordance with ERISA and as soon as possible after Closing Seller shall take all steps necessary to terminate the Employee Plan effective on or before the Closing, including, but not limited to, notice of the termination to all participants and the adoption by Seller's Board of Trustees of a written resolution providing that the Employee Plan will be terminated as soon as possible after the Closing, that all participants in the Employee Plan will be fully vested in their benefits accrued to the date of termination and that Seller shall make such additional contributions to the Employee Plan as may be necessary to fully fund all benefits accrued under the Employee Plan on a terminated basis.





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



                           (2) With respect to each other Employee Plan, Seller
shall take all steps necessary to freeze the Employee Plan at Closing and to terminate the Employee Plan as soon as possible after the Closing including, but not limited to, notice of the termination to all participants and affected third parties (including insurance companies) and the adoption of written resolutions of the Seller's General Partner providing for the termination of the Employee Plan.

                           (3) With respect to the termination of each Employee
Plan, Seller agrees to terminate the plan in accordance with all applicable law and in such a manner so as to ensure the payment of any benefit to which a participant may have become entitled and that the best interests of plan participants are otherwise served. With regard to the Seller's 401(k) Plan, Seller shall within thirty (30) days of Closing apply to the Internal Revenue Service on Form 5310 for a favorable determination that such Plan is qualified upon its termination. Seller further agrees that to the extent necessary, it will contract with one or more third parties to effect or facilitate the termination of the Employee Plan in a timely and efficient manner.

                           (4) Seller shall consult with Buyer in the process of
terminating all Employee Plans and all such actions shall be taken by Seller as soon as possible following Closing. Decisions of Seller that impact employees who have been hired by Buyer must be satisfactory to Buyer in Buyer's reasonable discretion. Actions taken by Seller after the Closing in terminating the plans are actions taken on behalf of Seller and Seller agrees that the indemnification of Buyer provided in Section 13.2 of the Agreement shall include all direct or indirect consequences thereof.

                  (b) Buyer agrees that it will make its on-site personnel reasonably available during normal business hours to assist Seller in gathering information necessary to terminate the Employee Plans, so long as such cooperation with Seller does not interfere with the normal job responsibilities of such employees.

         6.19 Power to Endorse Checks. As specified in Section 4.13(5), Buyer has been granted the power to execute and endorse for payment all payments on accounts receivable sold to Buyer.

         6.20 Status of Partnership. Buyer shall reimburse Seller for up to Thirty Five Thousand Dollars ($35,000) for reasonable receipted legal costs and accounting costs relating to the dissolving of the partnership.

         6.21 Removal of Tank. Buyer shall remove the only underground tank at the Hospital disclosed to Buyer within ninety (90) days after Closing (which removal and replacement expense, exclusive of any remediation costs, shall be borne by Buyer). Buyer shall have the soil tested, at Buyer's expense. In the event that the soil testing indicates that remediation of hydrocarbons or other Hazardous Substances are required to bring the site into compliance with all applicable law and regulations, Seller shall pay for all remediation.

         6.22 Accounting Adjustments. Seller shall record the following balance sheet adjustments prior to Closing: (i) establish a bad debt reserve equal to all receivables over 150 days old plus $200,000; (ii) establish an additional $400,000 reserve for Medicaid receivables for prior years; (iii) establish a $1,000,000 reserve for physician receivables.

                          ARTICLE VII. TITLE AND SURVEY

         7.1 Title Report and Policy. At least five days prior to Closing Seller shall deliver to Buyer, at Buyer's expense, a current ALTA preliminary title commitment issued by a nationally recognized title company of the condition of title to each tract of Real Estate (the "COMMITMENT") for a title insurance policy, ALTA Owner's Policy Form 1992 (the "TITLE POLICY"). The Commitment and Title Policy shall show that the Real Estate is owned in fee simple by Seller, free from all liens, restrictions, encumbrances, easements and clouds on title whatsoever, except the Permitted Exceptions. The Commitment and Title Policy will also contain (a) a so-called "tax parcel endorsement" listing all of the tax parcel identification numbers affecting the Real Estate covered by the policy and that no other property is included in the Real Estate and that no other tax parcel identification numbers affect such Real Estate, (b) a contiguity endorsement, (c) a 3.1 zoning endorsement or its equivalent as then in use by the title company in form and substance acceptable to Buyer, (d) extended coverage deleting all standard and general exceptions, (e) affirmative coverage against any Hill-Burton lien, and (f) any additional endorsements or insurance as Buyer may reasonably require. The Title Policy shall be in form acceptable to Buyer's lender and shall permit a simultaneous issue rate for the lender's mortgage title policy. The title company shall provide when delivering the Commitment one (1) copy of all recorded documents affecting title of the Real Estate to Buyer. At Closing, there shall be issued to Buyer, at Buyer's expense, the Title Policy in the amount of the Purchase Price which is allocated to the Real Estate as improved. In the event Buyer requests, and at Buyer's expense, the title company shall issue a mortgage title policy at no additional cost in an amount up to the Purchase Price which is allocated to the Real Estate as improved, at simultaneous issue rates.

         7.2 Survey. At least five days prior to Closing, Seller shall obtain and deliver to Buyer, at Buyer's expense, an as-built survey of the Real Estate accompanied by a certificate of a registered surveyor licensed in the State of Missouri, certified as directed by Buyer in full ALTA form, sufficient to cause the title company to delete the standard printed survey exception and to issue the Title Policy free from any survey objections or exceptions whatsoever (the "SURVEY"). The survey shall show the boundaries of the Real Estate, separate legal descriptions and boundaries for the tracts and the location of all streets, highways, alleys and public ways crossing or abutting said Real Estate, all dominant and servient easements identified by recording information, all building lines and all buildings and structures as are situated thereon as of said date. Said certificate shall state that the improvements situated on the Real Estate lie wholly within the boundaries thereof and that no part thereof encroach upon or overhang any easement or rights-of-way or upon the land of others; that such improvements are wholly within the building restriction lines however established and will not violate any use or other restriction contained in prior conveyances, zoning ordinances or regulations; that no adjoining structure encroaches upon the Real Estate or upon any dominant easement appurtenant thereto; and that as of said date there were no visible encroachments, overlaps, overhangs, easements, improvements, utility lines or rights-of-way on, above or below the ground except as shown on the survey plat. Said certificate shall also state whether or not the Real Estate or any part thereof lies within the boundaries of a local, state or federal flood plain designation.

         7.3 U.C.C. Searches. U.C.C. Financing Statement searches, local and central, including fixtures, and federal and state tax lien and judgment searches, with respect to Seller, its affiliates and predecessors, including all "DBA's", tradenames and fictitious names of Seller (including, but not limited to, all names set forth in Exhibit 4.13(4)), from each of the jurisdictions in which such entity does business or has done business within the preceding five
(5) years (the "U.C.C. SEARCHES"), shall be obtained, at Buyer's cost, and delivered to Buyer at least five (5) days prior to Closing. The results shall be updated to Closing to reflect Closing and the release of all financing statement liens other than the Permitted Exceptions.

         7.4 Defects and Cure. The Title Commitment and Policy and the Survey and U.C.C. Searches described in this Article are collectively referred to as "TITLE EVIDENCE". Buyer shall notify Seller as soon as reasonably possible of any liens, claims, encroachments exceptions or defects disclosed in the Title Evidence which either: (a) do not constitute Permitted Exceptions, or (b) even if they constitute Permitted Exceptions, if such matter adversely impacts any of the Assets or the financeability thereof in the reasonable opinion of Buyer (collectively, "DEFECTS"). Seller, at its sole cost and expense, may elect to not cure the objection and shall give written notice to Buyer within ten (10) days of its receipt of Buyer's objections of its decision whereupon Buyer may waive such objection and close or may terminate this Agreement, which election shall be made within ten (10) days of receipt of notice from Seller. If Seller fails to timely give such notice, Seller shall be deemed to have elected not to cure the objection, whereupon Buyer may waive such objection and close or may terminate this Agreement, which election by Buyer shall be made within thirty
(30) days following notice of objection to Seller. Upon termination of this Agreement under the terms of this Section 7.4, no party to this Agreement shall have any further claims under this Agreement against any other party.

                              ARTICLE VIII. CLOSING

         8.1 Closing. If all of the conditions to Closing set forth in Articles IX and X hereof are satisfied, the closing shall occur on July 31, 1996, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, or at such other time or place as the parties may mutually agree. If all of the conditions to Closing set forth in Articles IX and

X hereof are not satisfied by July 31, 1996, the closing shall occur on the last business day of any month following the date upon which all of the conditions to Closing set forth in Articles IX and X hereof are satisfied or at such other time as the parties may mutually agree. Upon transfer of the assets and payment of the Purchase Price, the Closing shall be deemed to be effective (the "CLOSING") and the transfer of the Assets shall be deemed to have occurred as of 12:01 a.m. local time on August 1, 1996 (or such later first of the month if execution of all necessary and contemplated documents occurs after July 31,
1996). On the day before the effectiveness of Closing Seller shall receive good funds in the amount of the Purchase Price. In the event that the Purchase Price is received by Seller before or after the date before the day of effectiveness of the Closing, the Purchase Price shall be reduced or increased on a per diem basis, based on the Rate.

         8.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to Closing as follows:

                  (a) By Seller (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Seller; or (ii) in the event Buyer breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Buyer under the terms of this Agreement and Seller has provided written notice thereof to Buyer giving reasonable specificity and Buyer has not cured same within a reasonable period of time and such breach is not waived by Seller in writing.

                  (b) By Buyer (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Seller; (ii) pursuant to
Section 6.5 or 6.6; or (iii) in the event Seller breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Seller under the terms of this Agreement and Buyer has provided written notice thereof to Seller giving reasonable specificity and Seller has not cured same within a reasonable period of time and such breach is not waived by Buyer in writing.

                  (c) By Buyer or Seller if the Closing hereunder shall not have taken place by September 30, 1996, or by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 8.2(c) if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.





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



                    ARTICLE IX. SELLER'S CONDITIONS TO CLOSE

         The obligations of Seller under Section XI of this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived specifically in writing by Seller in whole or in part):

         9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Seller pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         9.2 Regulatory Approvals. Buyer shall have obtained (at its own cost) all consents, licenses, permits, approvals, provider contracts, determinations or certificates of need from the Missouri Department of Health, required for Buyer to acquire and operate the Assets as contemplated hereunder.

         9.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Seller reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         9.4 Compliance with Article XII. The Buyer shall have made to the Seller the deliveries required by Article XII hereof.

         9.5 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Seller, which approval will not be unreasonably withheld.

         9.6 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

                     ARTICLE X. BUYER'S CONDITIONS TO CLOSE

         The obligations of Buyer under Article XII of this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

         10.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Seller and Affiliates contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         10.2 No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), the terms of Sections 6.5 and 6.6 hereof shall have been complied with to the satisfaction of Buyer.

         10.3 No Material Adverse Change. There shall have been no material adverse change or change known to have a future material adverse affect in the condition or prospects, financial or otherwise, of Seller, the Assets or the operations. There shall not be any material claims, litigation or governmental proceedings pending or threatened against Seller which would adversely affect the Assets or the consummation of the transactions contemplated hereby at Closing.

         10.4 Regulatory Approvals. Buyer shall have obtained (at its own cost)
(a) certification for participation in the Medicaid Programs of the State of Missouri, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program, and (c) all other consents, licenses, permits, approvals, material provider contracts, determinations or certificates of need necessary in the judgment of Buyer.

         10.5 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         10.6 Compliance with Articles VII and XI. The Seller shall have made to Buyer the deliveries required by Articles VII and XI hereof within the time periods required thereunder.

         10.7 Inspection of Assets. Buyer shall have obtained environmental engineering reports and mechanical and electrical engineering reports and survey, if Buyer elects to obtain them, at Buyer's cost, indicating a condition of the Assets acceptable to Buyer. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Assets, and the results of Buyer's inspection shall be acceptable to it in Buyer's sole discretion.

         10.8 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Buyer, which approval will not be unreasonably withheld.

         10.9 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

         10.10 Repayment of Loans. The completion by Seller (simultaneous with Closing) of repayment of all of the Loans on such terms as are reasonably acceptable to Buyer and full release of the security relating thereto and of any claims by any such lenders.

         10.11 Consents. Seller shall have obtained all of the consents described in Section 6.4.

         10.12 Tail Insurance. Seller shall deliver evidence of its tail insurance coverage required by Section 6.13 hereof.

                  ARTICLE XI. OBLIGATIONS OF SELLER AT CLOSING

         At Closing, Seller shall deliver or cause to be delivered to Buyer or Buyer's designee, at Seller's expense, the following in a form and substance reasonably satisfactory to Buyer or Buyer's designee:

         11.1 Documents Relating to Title. Seller shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Buyer or Buyer's designee:

                  (1) General warranty deeds, in form satisfactory to Buyer or Buyer's designee and the title insurer, and conveying to Buyer good, valid and marketable title in fee simple to the Real Estate free and clear of all liens, mortgages, pledges,




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



encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions.

                  (2) General warranty bills of sales and assignments, in form satisfactory to Buyer, warranting and conveying to Buyer good, fee simple or leasehold, as the case may be, valid and marketable title to all Assets free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions.

                  (3) Certificates of title to all vehicles which constitute Assets endorsed by Seller (or its affiliates, as is appropriate) together with completed originals of any forms required by the State of Missouri to transfer the same, free and clear of liens.

                  (4) An assignment to Buyer of each lease and contract constituting an Assumed Liability.

                  (5) Title Policy and Survey as specified in Sections 7.1 and
7.2 hereof.

                  (6) U.C.C. Financing Statement searches as specified in
Section 7.3 hereof.

                  (7) Evidence satisfactory to Buyer of release of all collateral and obligations related to the Assets.

         11.2 Possession. Seller shall deliver to Buyer full possession and control of the Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances, mortgages, easements, liabilities, and burdens of any kind whatsoever, including, without limitation, limitations on use and rights of reclamation by donees, except for Permitted Exceptions and except for unwritten rights of patients for overnight stay in the Hospital and except for leases listed on Exhibit 4.14.

         11.3 Opinion of Seller's Counsel. Seller shall deliver to Buyer and its lender the favorable opinion of counsel for Seller, dated as of Closing, in form and substance reasonably acceptable to Buyer and its lender.

         11.4 Good Standing and Resolutions. Seller shall deliver to Buyer Certificates of Good Standing from the secretary of state of organization and qualification for Seller together with a certified copy of the resolutions of the necessary partners authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder and certified by the general partners to be validly adopted and in full force and effect and unamended as of Closing.

         11.5 Closing Certificate. Seller shall deliver to Buyer certificates of the general partners of Seller, dated as of Closing, certifying that (a) each covenant and obligation of Seller has been complied with by Seller in all material respects, and (b) each representation and warranty of Seller is true and correct on the Closing as if made on and as of the Closing.

         11.6 Third Party Consents. Seller shall deliver to Buyer:

                  (1) Any consents, approvals and authorizations of third parties which are necessary in the reasonable opinion of Buyer (in form reasonably acceptable to Buyer) for the execution, delivery and consummation of this Agreement, including without limitation, those necessary for the assignment of the leases and contracts included in the Assumed Liabilities;

                  (2) All consents required by Section 6.4.

                  (3) Estoppel and attornment letters from tenants of the Related Assets and other Assets, in form of Exhibit 11.6(3) reasonably acceptable to Buyer; and

         11.7 Taxes and Other Payments. Seller shall deliver to Buyer:

                  (1) Proof of cash payment directly to the tax authorities or cash payment (or credit on the Purchase Price) to Buyer in the amount of all real estate taxes and assessments which are a lien on the date of Closing, general and special except for taxes which have been accrued.

                  (2) A certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under Section 1445 of the Code. In the event that Seller cannot furnish such a certificate or is not entitled to rely upon such a certificate under the provisions of Section 1445 and the regulations thereunder, Seller shall take and/or permit Buyer or Buyer's nominee to take any and all steps necessary to allow Buyer or Buyer's nominee to satisfy the requirements or
Section 1445.

                  (3) Receipt or other evidence from the Missouri Department of Revenue showing that all liability for sale and use taxes and employment taxes due from Seller have been paid, in form reasonably acceptable to Buyer.

                  (4) Receipt or other evidence from the Missouri Unemployment Security Commission evidencing that all contributions under the Missouri unemployment compensation law due from Seller have been paid, in form reasonably acceptable to Buyer.




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



         11.8 Releases and Other Matters. Seller shall deliver to Buyer:

                  (1) Full releases of all obligations described in Section 1.4(1).

                  (2) Releases of mortgages, security interests, etc. as required after completion of due diligence.

         11.9 Notice to Third Party Payors. Seller shall deliver executed notices of the sale of the Hospital to be furnished to all third party payors including the Programs, in the form of Exhibit 11.9 hereto.

         11.10 Additionally Requested Documents; Post Closing Assistance. At the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Seller shall cooperate with Buyer to put Buyer in actual possession and operating control of the Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the Assets to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer from all obligation and liability with regard to any obligation or liability retained by Seller and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditations or permits.

                  ARTICLE XII. OBLIGATIONS OF BUYER AT CLOSING

         At Closing, Buyer shall deliver or cause to be delivered to Seller the following in a form and substance reasonably satisfactory to Seller:

         12.1 Purchase Price. Buyer shall deliver to Seller cash or other immediately available funds in the aggregate amount of the Purchase Price specified herein.

         12.2 Corporate Good Standing and Certified Board Resolutions. Buyer shall deliver to Seller a certificate of good standing from the secretary of the state of organization dated the most recent practical date prior to Closing and a certified copy of the resolutions of the Board of Directors of the Buyer approving this Agreement and consummation of the transactions intended hereby.

         12.3 Opinion of Buyer's Counsel. Buyer shall deliver to Seller a favorable opinion of counsel for Buyer, dated as of Closing, in form and substance reasonably acceptable to Seller.

         12.4 Assumption of Liabilities. Buyer shall assume and covenant to fully perform and comply with all of the Assumed Liabilities by instruments reasonably acceptable to Seller and Seller's counsel.

         12.5 Closing Certificate. Buyer shall deliver to Seller a certificate of an officer of the Buyer, dated as of Closing, certifying that (a) each covenant and condition precedent of Buyer has been complied with by Buyer in all material respects and (b) each representation and warranty of Buyer is true and correct on the Closing as if made on and as of the Closing.

         12.6 Seller's Employees. For employees who accept Buyer's offer of employment, Buyer shall recognize the employee's length of service with Seller (but not any predecessor) for eligibility and vesting under Buyer's employee benefit programs, including vacation and pension.

         12.7 [Omitted].

         12.8 Bailey Consulting Agreement. Buyer and Jack B. Bailey shall enter into a consulting agreement for a term of three (3) years providing an aggregate pay of Six Hundred Thousand Dollars ($600,000) payable monthly in accordance with the Consulting Agreement attached as Exhibit 12.8.

            ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         13.1 Survival. The covenants, obligations, representations and warranties of Buyer and Seller contained in this Agreement or any certificate or document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing and shall survive the date of Closing and shall not be merged into any deeds or other documents delivered in connection with the Closing and shall remain in full force and effect for a period of three (3) years after the Closing, except with respect to matters relating to title to the Assets, taxes, Medicare/Medicaid and other cost reports, ERISA and employee benefit matters, negligence, malpractice and other forms of liability for acts and omissions or events, Hill- Burton matters, Excluded Liabilities, Assumed Liabilities and claims for breach of Sections 4.1, 4.2, 4.5, 4.6, 4.9, 4.13, 4.15, 4.27, 6.3 and
6.18 which shall remain in full force and effect for the statute of limitations relating to the underlying claim.

         13.2 Indemnification by Seller. Seller and Guarantor, jointly and severally, promptly shall indemnify, defend and hold harmless (and upon demand shall reimburse) Buyer and the directors, officers, shareholders, employees and agents of Buyer (and with respect to the COBRA coverage, Buyer and all affiliated corporations within a controlled group relationship with Buyer (as determined under Section 414 of the Internal Revenue Code), and their employees against any and all claim, action, demands, suits, proceedings, assessments, judgments losses, cost, and expenses (including reasonable cost of investigation, court costs, legal fees and expenses incident to any of the foregoing or incurred in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity) and other damages (i) resulting from any breach by Seller of any of its covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Seller delivered pursuant to this Agreement (or which would not have been suffered or incurred if such representation, warranty, fact or conclusion were true or had not been breached or such covenant or obligation had been fully performed), (ii) arising out of the ownership, licensing, operation, action, inaction or conduct of Seller, Hospital, Related Assets or any of the Assets or any of Seller's employees, agents or independent contractors, relating to all periods of time prior to Closing and any act of Buyer under Section 1.4(7) after Closing, except the Assumed Liabilities, (iii) resulting from the Excluded Liabilities, and (iv) except for the Assumed Liabilities, in respect of any other liabilities of Seller not expressly assumed by Buyer hereunder. Any indemnification payment pursuant to the foregoing shall include interest at a floating rate equal to three points over the prime rate of Citibank N.A., from time to time, (the "RATE") from the date the loss, costs, expenses or damages were incurred until the date of payment.

         13.3 Indemnification by Buyer. Buyer shall promptly indemnify, defend, and hold harmless (and upon demand shall reimburse) Seller against any and all loss, costs, and expenses (including reasonable cost of investigation, court costs legal fees and expenses incident to any of the foregoing or incurred in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity) and other damages resulting from (i) any breach by Buyer of any of its covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Buyer delivered pursuant to this Agreement (or which would not have been suffered or incurred if such representation, warranty, fact or conclusion were true or had not been breached or such covenant or obligation had been fully performed),and
(ii) any claim which is brought or asserted by any third party(s) against Seller for failure to pay or perform any of the Assumed Liabilities. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date of the loss, costs, expenses or damages were incurred until the date of payment.

         13.4 Procedure for Indemnification.

                  (1) Notice. Promptly after receipt of written or actual notice of any action or claim (the "CLAIM") as to which it asserts a right to indemnification, the party seeking indemnification hereunder (the "INDEMNITEE") shall give written notice thereof (the "NOTICE") to the person from whom indemnification is sought (the "INDEMNITOR"), provided that the failure of the Indemnitee to give the Indemnitor prompt notice shall not relieve the Indemnitor of any of its obligations hereunder, but may create a cause of action for breach for damages directly attributable to such delay.

                  (2) Third Party Claims.

                           (a) If any claim for indemnification by Indemnitee
arises out of a Claim by a person other than Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within fifteen days after receipt of the

Notice. Indemnitor shall thereupon undertake to take all steps or proceedings to defeat or compromise any such Claim, including retaining counsel reasonably satisfactory to the Indemnitee. Except as otherwise provided herein, all costs, fees and expenses with respect to any such Claim shall be borne by Indemnitor. If the Indemnitor assumes the defense of a Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof a release by the claimant of the Indemnitee, reasonably satisfactory to the Indemnitee and except that Indemnitor shall not, without the prior written consent of Indemnitee, directly or indirectly require Indemnitee to take or refrain from taking any action, or make any public statement, or consent to any settlement, which it reasonably considers to be against its interest. Indemnitee shall have the right to participate at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

                           (b) If the Indemnitor shall fail to notify the
Indemnitee of its desire to assume the defense of any such claim or action within the prescribed period of time, then the Indemnitee may assume such defense in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made or any settlements thereof effected by the Indemnitee. The Indemnitor shall be permitted, at its own expense, to join in such defense and to employ its own counsel but control of such proceedings shall remain exclusively with Indemnitee.

                           (c) Indemnitor and Indemnitee agree to make available
to each other, their counsel and other representatives, all information and documents reasonably available to them reasonably requested by the other which relate to any such claim or action, and to render to each other such reasonable assistance as may be reasonably requested in order to insure the proper and adequate defense of such claim or action, but any costs or expenses related thereto shall be borne by Indemnitor; and provided that any failure (after written notice with specificity and an opportunity to cure) shall not relieve the Indemnitor of any of its obligations hereunder but may create a cause of action for breach for damages directly attributable to such failure.

                  (3) Other Claims. In the event of any Claim other than those provided for in subsection (2) hereof, Indemnitee shall be entitled to indemnification hereunder as provided herein.

                  (4) Payment of Claims. Amounts payable by the Indemnitor to the Indemnitee under this Section 13.4 shall be payable by the Indemnitor as incurred by the Indemnitee. In the event, Indemnitor fails to pay, timely and fully, any such amounts, Indemnitee may pay such claim. In such event, the Indemnitee may recover from the Indemnitor, in an addition to the amount so paid, (i) interest on the amount claimed at the Rate, and (ii) reasonable attorneys' fees in connection with the enforcement of payment under this Section 13.4.

                  (5) No Set-Off. The Indemnitee's right to indemnification under this Section 13.4 shall not be subject to set-off for any claim by the Indemnitor against the Indemnitee.

                  (6) Claims by a Straddle Patient. Any claim by a patient relating to professional negligence or similar matters involving a patient of the Hospital served both prior to Closing and subsequent to Closing will be the responsibility of either Buyer or Seller in accordance with the following guidelines: (i) if it is a claim in which clearly the incident giving rise to liability arose prior to Closing, Seller shall respond to the loss and defense expenses; (ii) if it is a claim in which clearly the incident giving rise to liability arose subsequent to Closing, Buyer shall respond to the loss and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Seller and Buyer will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Buyer and Seller cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

         13.5 Assignment by Buyer. No consent by Seller shall be required for any assignment or reassignment of the rights of Buyer under this Article XIII.

                ARTICLE XIV. PRESERVATION OF HOSPITAL BUSINESSES
                           AND NONCOMPETE RESTRICTIONS

         14.1 Covenant Not to Compete. Seller, Guarantor and any Affiliates of any hereby covenant and agree with Buyer that during the "Noncompete Period" within the "Noncompete Area" they shall not directly or indirectly, (a) acquire, lease, manage, consult for, finance or own any part of (as member, shareholder or partner) any health care facility which provides any services similar to the services provided by the Hospital or what are normally provided by a non-urban hospital, including but not limited to, skilled nursing, obstetrics, psychiatric, alcohol/chemical dependency, rural health, primary care, urgent care, ambulatory surgery, diagnostics, psychiatric counseling, home health, management service organization, network for contracting for managed care, managed care organization, or any other health related services, or (b) solicit for employment or employ any person who at Closing became an employee of Buyer, or (c) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between Buyer, on the one hand, and on the other hand, any physician, physician group, or other healthcare provider with whom Buyer contracts with in connection with the Hospital. The "NONCOMPETE PERIOD" shall commence at the Closing and terminate on the third anniversary thereof. The "NONCOMPETE AREA" shall mean the area within a fifty
(50)-mile radius of the Hospital. The following shall not be deemed a breach of this covenant: (i) advertisements for the Springfield Illinois Hospital which is partially owned by Mr. Bailey, which are not targeted to the Noncompete Area, but which incidentally happen to overlap into the Noncompete Area; and (ii) ownership of less than five percent (5%) of the stock of a publicly held company.

         14.2 Enforceability. In the event of a breach of Section 14.1 hereof, Seller recognizes that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond, to an injunction restraining such breach, with the costs including attorneys fees of securing such injunction to be borne by Seller and Affiliates, jointly and severally. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of Seller and any Affiliates and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in Section 14.1 hereof. If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                            ARTICLE XV. MISCELLANEOUS

         15.1 Assignment. Buyer may assign its rights or obligations under this Agreement without the express written consent of Seller. No assignment shall relieve the assignor of any liability or obligation hereunder.

         15.2 Other Expenses. Except as otherwise provided in this Agreement, Seller shall pay all of its own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement and Buyer shall pay all of its own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement. State and local sales taxes and all stamp tax, recording taxes, and other transfer fees and taxes shall be borne by Seller.

         15.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five (5) days after mailing with postage prepaid. Any such notice shall be sent as follows:





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



                  To Seller:

                  Doctors Hospital - Wentzville, L.P.
                  500 Medical Drive
                  P.O. Box 711
                  Wentzville, Missouri 63385-0711
                  Attn:    Jack B. Bailey, President
                           D/H-Wentzville, Inc., General Partner

         with a copy to:

                  Stephen A. Tagge, Esq.
                  Sorling, Northrup, Hanna, Cullen and Cochron, Ltd. Suite 800 - Illinois Building
                  607 East Adams
                  P.O. Box 5131
                  Springfield, Illinois 62705

                  To Buyer:

                  New American Healthcare Corporation
                  109 Westpark Drive
                  Suite 440
                  P.O. Box 3689
                  Brentwood, TN 37024
                  Attn:    Dana C. McLendon, Jr., Senior Vice President

         with a copy to:

                  Ernest E. Hyne, III
                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee  37238

         15.4 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Missouri.

         15.5 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         15.6 Benefit. Subject to Section 15.1 hereof, this Agreement shall be binding upon and shall inure to the exclusive benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto and Buyer shall require any of its successors to assume Buyer's obligations under this Agreement. This Agreement is not intended to, nor shall it, create any rights in any other party.

         15.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         15.8 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

         15.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.10 Interpretation. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity or the context may require. Further, it is acknowledged by the parties that this Agreement including exhibits has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

         15.11 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer and Seller. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         15.12 Further Assurance of Seller After Closing. Subsequent to the Closing, Seller shall from time to time, at Buyer's request and expense, execute and deliver such other instruments of conveyance and transfer, and take such other action as Buyer may reasonably request, in order to more effectively sell, transfer, assign and deliver and vest in Buyer the benefits of, title to and possession of the Assets.

         15.13 Legal Fees and Costs. In the event any party hereto elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.




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



         15.14 Exclusivity. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence work to be performed in conjunction with the transactions contemplated under this Agreement. For purposes of inducing Buyer to proceed with the transactions, Seller shall not, directly or indirectly, without Buyer's prior written consent, initiate or hold discussions with any person or entity (other than Buyer) concerning a purchase, affiliation, or lease of all or a material part of the Assets, directly or indirectly, whether by sale of capital stock, merger, consolidation, sale or lease of material assets, affiliation, joint venture, or other material transaction for the period of time from the date hereof until the date specified in the first sentence of Section 8.2(c) (or such later period of time as the parties mutually agree pursuant to Section 8.2(c)). Seller will promptly notify Buyer by telephone and thereafter confirm in writing via fax, if any such discussions or negotiations are sought to be initiated with, or any such proposal or possible proposal is received directly or indirectly, by Seller. In the event Seller receives an unsolicited offer related to a type of transaction described in this paragraph, Seller shall promptly inform the person making such unsolicited offer of the existence of its obligations under this Section 15.14 but shall not disclose the contents of this Section or this Agreement, and Seller shall reject such offer and promptly notify Buyer thereof.












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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "SELLER":

                                   DOCTORS HOSPITAL - WENTZVILLE, L.P.
                                   By: D/H-Wentzville, Inc. Its General Partner




                                   ---------------------------------------------
                                   Jack B. Bailey, President


                                   ---------------------------------------------
                                   Jack B. Bailey, individually as a Guarantor


                                   "BUYER":

                                   NAHC OF MISSOURI, INC.



                                   By:
                                       -----------------------------------------

                                   Its:
                                        ----------------------------------------






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